EXHIBIT 10

                                                                Execution Copy







                               PURCHASE AGREEMENT

                                     BETWEEN

                             LEVEL 3 FINANCING, INC.
                                       AND
                               INFOCROSSING, INC.


                          DATED AS OF OCTOBER 24, 2005

                                TABLE OF CONTENTS


                                                                            Page

Section 1.DEFINITIONS..........................................................1
----------------------

Section 2.PURCHASE AND SALE OF INTERESTS.......................................8
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Section 3.PURCHASE PRICE ADJUSTMENT...........................................11
------------------------------------
         Section 3.1       Purchase Price Adjustment..........................11
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Section 4.CLOSING.............................................................13
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Section 5.REPRESENTATIONS AND WARRANTIES OF THE SELLER........................13
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         Section 5.1       Organization.......................................13
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         Section 5.2       Qualification to Do Business.......................13
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         Section 5.3       Authority..........................................14
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         Section 5.4       No Conflict or Violation...........................14
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         Section 5.5       Consents and Approvals.............................14
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         Section 5.6       Capitalization of Company..........................15
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         Section 5.7       Subsidiaries.......................................15
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         Section 5.8       Financial Statements...............................15
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         Section 5.9       Books and Records..................................16
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         Section 5.10      Absence of Certain Changes or Events...............16
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         Section 5.11      Tax Matters........................................16
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         Section 5.12      Real Property......................................18
         ------------      -------------
         Section 5.13      Assets of the Company..............................19
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         Section 5.14      Intellectual Property..............................19
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         Section 5.15      Compliance with Law................................22
         ------------      -------------------
         Section 5.16      Litigation.........................................22
         ------------      ----------
         Section 5.17      Contracts..........................................23
         ------------      ---------
         Section 5.18      Employee Plans.....................................25
         ------------      --------------
         Section 5.19      Insurance..........................................28
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         Section 5.20      Customers..........................................28
         ------------      ---------
         Section 5.21      Employment Relations...............................28
         ------------      --------------------
         Section 5.22      Environmental Laws and Regulations.................29
         ------------      ----------------------------------
         Section 5.23      [Intentionally Omitted]............................30
         ------------      -----------------------
         Section 5.24      Bank Accounts......................................30
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         Section 5.25      Permits............................................30
         ------------      -------
         Section 5.26      Government Contracts...............................30
         ------------      --------------------
         Section 5.27      No Brokers.........................................31
         ------------      ----------

Section 6.REPRESENTATIONS AND WARRANTIES OF THE BUYER.........................31
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         Section 6.1       Corporate Organization.............................31
         -----------       ----------------------
         Section 6.2       Qualification to Do Business.......................31
         -----------       ----------------------------
         Section 6.3       Authorization......................................31
         -----------       -------------
         Section 6.4       No Conflict or Violation...........................31
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         Section 6.5       Consents and Approvals.............................32
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         Section 6.6       Financing..........................................32
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         Section 6.7       No Brokers.........................................32
         -----------       ----------
         Section 6.8       Investigation by the Buyer.........................32
         -----------       --------------------------
         Section 6.9       SEC Reports and Financial Statements...............33
         -----------       ------------------------------------
         Section 6.10      Buyer Shares.......................................33
         ------------      ------------
         Section 6.11      Registration Statement.............................33
         ------------      ----------------------

Section 7.COVENANTS OF THE SELLER.............................................34
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         Section 7.1       Conduct of Business Before the Closing Date........34
         -----------       -------------------------------------------
         Section 7.2       Consents and Approvals.............................36
         -----------       ----------------------
         Section 7.3       Access to Properties and Records...................36
         -----------       --------------------------------
         Section 7.4       Insurance..........................................37
         -----------       ---------
         Section 7.5       Commercially Reasonable Efforts; Further Assurance.37
         -----------       --------------------------------------------------
         Section 7.6       Notice of Breach...................................38
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         Section 7.7       Non-Competition; Non-Interference..................39
         -----------       ---------------------------------
         Section 7.8       Non-Solicitation of Employees......................40
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Section 8.COVENANTS OF THE BUYER..............................................41
---------------------------------
         Section 8.1       Actions Before Effective Date......................41
         -----------       -----------------------------
         Section 8.2       Consents and Approvals.............................41
         -----------       ----------------------
         Section 8.3       Commercially Reasonable Efforts....................41
         -----------       -------------------------------
         Section 8.4       Notice of Breach...................................41
         -----------       ----------------
         Section 8.5       Employees and Employee Benefits....................41
         -----------       -------------------------------
         Section 8.6       Confidentiality....................................43
         -----------       ---------------
         Section 8.7       Access to Properties and Records...................43
         -----------       --------------------------------
         Section 8.8       Level 3 Name.......................................43
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Section 9.TAXES.  44
         Section 9.2       Cooperation........................................45
         -----------       -----------
         Section 9.3       Contest Provisions.................................46
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         Section 9.4       Transfer Taxes.....................................47
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         Section 9.5       Section 338(h)(10) Elections.......................47
         -----------       ----------------------------
         Section 9.6       Survival; Exclusive Remedy.........................48
         -----------       --------------------------

Section 10.INDEMNIFICATION....................................................48
---------------------------
         Section 10.1      Survival...........................................48
         ------------      --------
         Section 10.2      Indemnification by the Seller......................49
         ------------      -----------------------------
         Section 10.3      Indemnification by the Buyer.......................50
         ------------      ----------------------------
         Section 10.4      Procedures for Indemnification.....................50
         ------------      ------------------------------
         Section 10.5      Exclusive Remedy...................................51
         ------------      ----------------
         Section 10.6      Limitation on Losses...............................51
         ------------      --------------------
         Section 10.7      Mitigation.........................................51
         ------------      ----------

Section 11.CONDITIONS PRECEDENT TO PERFORMANCE BY THE SELLER..................51
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         Section 11.1      Representations and Warranties of the Buyer........51
         ------------      -------------------------------------------
         Section 11.2      Performance of the Obligations of the Buyer........52
         ------------      -------------------------------------------
         Section 11.3      Anti-trust.........................................52
         ------------      ----------
         Section 11.4      Consents and Approvals.............................52
         ------------      ----------------------
         Section 11.5      No Violation of Orders.............................52
         ------------      ----------------------

Section 12.CONDITIONS PRECEDENT TO PERFORMANCE BY THE BUYER...................52
------------------------------------------------------------
         Section 12.1      Representations and Warranties of the Seller.......52
         ------------      --------------------------------------------
         Section 12.2      Performance of the Obligations of the Seller.......53
         ------------      --------------------------------------------
         Section 12.3      Consents and Approvals.............................53
         ------------      ----------------------
         Section 12.4      Anti-trust.........................................53
         ------------      ----------
         Section 12.5      No Violation of Orders.............................53
         ------------      ----------------------
         Section 12.6      Transition Services Agreement......................53
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Section 13.TERMINATION........................................................53
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         Section 13.1      Conditions of Termination..........................53
         ------------      -------------------------
         Section 13.2      Effect of Termination..............................54
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Section 14.MISCELLANEOUS......................................................54
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         Section 14.1      Successors and Assigns.............................54
         ------------      ----------------------
         Section 14.2      Governing Law, Jurisdiction........................54
         ------------      ---------------------------
         Section 14.3      Expenses...........................................55
         ------------      --------
         Section 14.4      Severability.......................................55
         ------------      ------------
         Section 14.5      Notices............................................55
         ------------      -------
         Section 14.6      Amendments; Waivers................................56
         ------------      -------------------
         Section 14.7      Public Announcements...............................56
         ------------      --------------------
         Section 14.8      Entire Agreement...................................56
         ------------      ----------------
         Section 14.9      Parties in Interest................................56
         ------------      -------------------
         Section 14.10     Scheduled Disclosures..............................57
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         Section 14.11     Section and Paragraph Headings; Interpretation.....57
         -------------     ----------------------------------------------
         Section 14.12     Counterparts.......................................57
         -------------     ------------
         Section 14.13     Enforcement........................................57
         -------------     -----------

Exhibit A         -        Transition Services Agreement

Exhibit B         -        Form of Release for Company Employees

                               PURCHASE AGREEMENT

     PURCHASE AGREEMENT (this "Agreement"), dated as of October 24, 2005, between Level 3 Financing, Inc., a Delaware corporation (the "Seller") and Infocrossing, Inc., a Delaware corporation (the "Buyer").

                              W I T N E S S E T H:

     WHEREAS, the Seller owns 100 percent (100%) of the membership interests of
(I)Structure, LLC, a Delaware limited liability company (the "Company"), such interests being referred to herein as the "Interests";

     WHEREAS, the Buyer desires to purchase the Interests from the Seller, and the Seller desires to sell the Interests to the Buyer, in each case upon the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements hereinafter contained, the parties hereby agree as follows:

SECTION 1. DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

     "Action" -- See Section 5.16;

     "Actual Adjusted Net Working Capital" -- See Section 3.1(b);

     "Additional Customer Contract" shall mean a customer Contract with the customer that is identified in Schedule 1.1(a) hereto;

     "Adjusted Net Working Capital" shall mean the amount equal to (i) the sum of the Current Assets of the Company as of the close of business on the Closing Date less (ii) the sum of the Current Liabilities of the Company as of such time, determined in each case in accordance with GAAP applied on a basis consistent with, and following the accounting principles, procedures, policies and methods employed in preparing the June 30 Balance Sheet;

     "Affiliates" shall mean, with respect to a Person, any Person directly or indirectly, controlling, controlled by or under common control with the Person specified;

     "Agreement" -- See the Preamble hereto;

     "Base Cash Amount" -- See Section 2(a);

     "Benefit Plan" -- See Section 5.18(a);

     "Black Out Period" - See Section 2(g);

     "Bonus Amounts" shall mean any "Sale Bonus Payment" as defined under any Special Sale Bonus Agreement entered into between the Company and any Company Employee (and any income tax withholding with respect to any Sale Bonus Payment), but not including any other payments under such Special Sale Bonus Agreements;

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are not required or authorized to close;

     "Buyer" -- See the Preamble hereto;

     "Buyer Indemnitees" -- See Section 10.2;

     "Buyer Material Adverse Effect" shall mean an event, change, effect or state of facts that is or would reasonably be expected to be materially adverse to (A) the business, condition (financial or other) or results of operations of the Buyer, except in each case for (i) any such effects directly resulting from this Agreement or the transactions contemplated by this Agreement or the announcement hereof, (ii) any occurrence or condition affecting the Buyer's industry generally, and (iii) any changes in general economic, regulatory or political conditions or (B) the ability of the Buyer to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, including as a consequence of any material impediment, interference or delay;

     "Buyer Plans" -- See Section 8.5(b);

     "Buyer SEC Documents" -- See Section 6.9(a);

     "Buyer Shares" - shall mean the Buyer Initial Shares and the Buyer Additional Shares (to the extent such Buyer Additional Shares have been issued pursuant to Section 2 hereof);

     "Buyer Stock" -- See Section 2(b);

     "CA Agreement" -- See Section 5.17(c);

     "Cash Consideration" -- See Section 2(a);

     "Closing" -- See Section 4;

     "Closing Balance Sheet" -- See Section 3.1(b);

     "Closing Balance Sheet Report" -- See Section 3.1(b);

     "Closing Date" -- See Section 4;

     "COBRA" -- See Section 5.18(j);

     "Code" shall mean the Internal Revenue Code of 1986, as amended;

     "Combined Audit" -- See Section 5.11(b);

     "Company" -- See the recitals hereto;

     "Company Employee" shall mean current and former employees of the Company;

     "Company Intellectual Property" shall mean any Intellectual Property or rights thereto used by the Company in connection with its business and owned by or under license to the Company, or to the Seller or any of its Affiliates related to the Company's activities, and shall include, without limitation, any item reflected on the June 30 Balance Sheet. Company Intellectual Property shall not include: (i) application software products or data provided by and/or hosted for Company customers; and (ii) application software that is either "off-the-shelf" or is licensed to the Company pursuant to a master or similar license agreement that applies to the Company as well as Affiliates of the Company;

     "Company Material Adverse Effect" shall mean an event, change, effect or state of facts that is or would reasonably be expected to be materially adverse to (A) the business, condition (financial or other) or results of operations of the Company, except in each case for (i) any such effects directly resulting from this Agreement or the transactions contemplated by this Agreement or the announcement hereof, (ii) any occurrence or condition affecting the Company's industry generally, and (iii) any changes in general economic, regulatory or political conditions or (B) the ability of the Seller to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, including as a consequence of any material impediment, interference or delay;

     "Company Plans" -- See Section 8.5(b);

     "Company Property" shall mean any real property and improvements owned (directly, indirectly, or beneficially), leased, used, held for use, operated or occupied by the Company;

     "Competing Business" - See Section 7.7(a)(ii);

     "Confidentiality Agreement" -- See Section 8.6;

     "Consents" -- See Section 5.5;

     "Contract" shall mean any contract, agreement, arrangement or understanding, whether written or oral and whether express or implied;

     "Contracts Capital Expenditures" -- See Section 2(b);

     "Core Representations" -- See Section 10.1(a);

     "Current Assets" shall mean the sum of (i) the total current accounts receivable, net of an allowance for doubtful accounts in accordance with the Company's ordinary course of business and consistent with past practices, and
(ii) prepaid amounts;

     "Current Liabilities" shall mean the sum of (i) total current accounts payable and (ii) accrued expenses (other than Taxes), provided that (A) the "Current Liabilities" shall include (including for purposes of calculating the Estimated Adjusted Net Working Capital and Adjusted Net Working Capital) all Bonus Amounts (whether payable on or after the Closing Date) and (B) the current portion of any capital lease shall be excluded for purposes of calculating the "Current Liabilities." For purposes of the foregoing proviso, the current portion of capital leases shall include any sums accruing under such leases with respect to the twelve months following the date on which the determination of Adjusted Net Working Capital is made;

     "Delay Fee" shall mean, for any date, a daily charge equal to .000333333% of the product of (i) the number of unregistered Buyer Shares held by the Seller on such date and (2) the closing sales price of Buyer Stock on that date;

     "Elections" - see Section 9.5;

     "Environmental Law" shall mean any Law, Order or other requirement of Law, including common Law, relating to pollution or the protection of human health or the environment, or to the identification, manufacture, use, transport, treatment, storage or Release of Hazardous Substances, including (i) CERCLA,
(ii) the Toxic Substances Control Act, (iii) the Hazardous Materials Transportation Act, (iv) the Resource Conservation and Recovery Act, (v) the Clean Water Act, (vi) the Safe Drinking Water Act, (vii) the Clean Air Act,
(viii) the Occupational Safety and Health Act, (ix) the Federal Insecticide, Fungicide, Rodenticide Act, (x) the Atomic Energy Act, and (xi) the Emergency Planning and Community Right-to-Know Act;

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

     "ERISA Affiliate" -- See Section 5.18(b);

     "Estimated Adjusted Net Working Capital" -- See Section 3.1(a);

     "Estimated Closing Balance Sheet" -- See Section 3.1(a);

     "Facilities" means the facilities with the common street addresses of 2005 East Technology Circle, Tempe, Arizona and 11707 Miracle Hills Drive, Omaha, Nebraska;

     "Financial Statements" -- See Section 5.8(a);

     "GAAP" shall mean U.S. generally accepted accounting principles;

     "Governmental Entity" shall mean any federal, state, municipal or foreign governmental, regulatory or other public body, agency or authority (including self-regulatory organizations) or any court, tribunal or arbitral or judicial body, domestic or foreign;

     "Hazardous Substance" shall mean (a) any material, substance or waste (whether liquid, gaseous or solid) that: (i) requires removal, remediation or reporting under any Environmental Law, or is listed, classified or regulated as a "hazardous waste" or "hazardous substance" (or other similar term) pursuant to any applicable Environmental Law or (ii) is regulated under applicable Environmental Laws as being, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and (b) any petroleum product or by-product, petroleum-derived substances, wastes or breakdown products, asbestos or polychlorinated biphenyls;

     "HSR Act" -- See Section 6.5;

     "Indemnitee" -- See Section 10.4;

     "Indemnitor" -- See Section 10.4;

     "Independent Accounting Firm" -- See Section 3.1(b);

     "Intellectual Property" shall mean the following: (i) trademarks and service marks, trade dress, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) inventions, discoveries, improvements, ideas, formula methodology, processes, technology, computer software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data, but excluding off the shelf software) and applications and patents in any jurisdiction pertaining to the foregoing, including reissues, continuations, divisions, continuations in part, renewals or extensions; (iii) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrighted works, mask works or other works, applications or registrations in any jurisdiction for the foregoing; (v) database rights; (vi) Sites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Sites of the Company, but excluding the domain names that are the property of customers or other third parties that are provided by and/or hosted by the Company; (vii) rights under any agreements relating to the foregoing; and (viii) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing;

     "Interests" -- See the recitals hereto;

     "Investors Registration Statement" -- See Section 2(d);

     "June 30 Balance Sheet" -- See Section 5.8(b);

     "Law" means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any Governmental Entity;

     "Leased Real Property" -- See Section 5.12(b);

     "Leases" -- See Section 5.12(b);

     "Level 3 Name" - See Section 8.8;

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or claim;

     "Losses" shall mean any damages, liabilities, losses, expenses (including all reasonable attorney's fees) or costs; provided, however, that in no event shall Losses include, any special, incidental, punitive, or consequential damages of any kind and however caused, including but not limited to, business interruption or loss of profits, business opportunities, or goodwill;

     "Multiemployer Plan" -- See Section 5.18(b);

     "New Contracts" means, collectively, the Contracts set forth on Schedule 1.1(b) hereof;

     "Order" shall mean any judgment, order, injunction, decree, writ, permit or license of any Governmental Entity;

     "Organizational Documents" -- See Section 5.1;

     "OTS License" -- See Section 5.14(l);

     "Owned Real Property" -- See Section 5.12(a);

     "Pension Plan" -- See Section 5.18(c);

     "Permit" shall mean any permit (including occupancy permit), certificate, license, consent or authorization of any Governmental Entity;

     "Permitted Liens" shall mean (a) Liens relating to personal property leases, (b) mechanics', carriers', workmen's, repairmen's or similar Liens arising or incurred in the ordinary course of business which involve obligations that are not due and payable or which are being contested in good faith by appropriate proceedings diligently prosecuted, (c) Liens for Taxes, assessments and other governmental charges which are not due and payable or which are being contested in good faith and (d) Liens, which in the aggregate, do not impair in any material respects, the use of the assets or property in question;

     "Person" shall mean any individual, corporation, company, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity;

     "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date;

     "Purchase Price" -- See Section 2(a);

     "Recipient" -- See Section 9.3(a);

     "Registration Statement" -- See Section 2(e);

     "Release" shall mean the release, spill, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating of any Hazardous Substance into the indoor or outdoor environment;

     "Representatives" -- See Section 7.3(a);

     "Returns" -- See Section 5.11(a);

     "SEC" -- See Section 2(d);

     "Securities Act" means the Securities Act of 1933, as amended;

     "Seller" -- See Preamble hereto;

     "Seller's knowledge", "knowledge of the Seller", and other similar phrases shall mean the actual knowledge of any of the following individuals: Charles C. Miller, III, Robert Newman, Michael D. Jones, Richard Keck and David Leonard;

     "Seller Plans" -- See Section 8.5(c);

     "Seller Provided Information" -- See Section 2(d);

     "Seller Registration Statement" -- See Section 2(e);

     "Shelf Termination Date" -- See Section 2(d);

     "Sites" shall mean internet domain names, applications and reservations therefor, uniform resource locators and the corresponding Internet sites;

     "Straddle Period" shall mean a taxable period that begins on or prior to the Closing Date and ends after the Closing Date;

     "Subsidiaries" shall mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereto is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof;

     "Tax" and "Taxes" shall mean all federal, state, local or foreign taxes, including, without limitation, income, gross income, gross receipts, production, excise, employment, sales, use, transfer, ad valorem, profits, license, capital stock, franchise, severance, stamp, withholding, Social Security, employment, unemployment, disability, worker's compensation, payroll, utility, windfall profit, custom duties, personal property, real property, registration, value-added, alternative or add-on minimum, estimated and other taxes, or like charges of any kind whatsoever, including any interest, penalties or additions thereto, imposed by any Governmental Entity ("Taxing Authority"), whether disputed or not, including any obligation to share or indemnify for any Tax pursuant to a contractual arrangement; and "Tax" shall mean any one of them;

     "Tax Claim" -- See Section 9.3(a);

     "Tax Records" -- See Section 9.2;

     "Tax Return" shall mean any report, return, information return, exhibit, filing, claim for refund or other information, including any schedules or attachments thereto, and any amendments to any of the foregoing required to be supplied to a Taxing Authority by the Company in connection with Taxes;

     "Third Party Claim" -- See Section 10.4;

     "Transfer Taxes" -- See Section 9.4; and

     "WARN" -- See Section 5.21(j).

SECTION 2. PURCHASE AND SALE OF INTERESTS.

(a) Subject to the terms and conditions set forth in this Agreement, at the Closing, the Buyer shall purchase from the Seller, and the Seller shall sell and transfer to the Buyer, 100% of the Interests, free and clear of any Liens, including all rights to receive distributions of money, profits and other assets of or relating to the Interests. The aggregate purchase price for the Interests being purchased hereunder (the "Purchase Price") shall consist of (i) cash in the amount of EIGHTY MILLION DOLLARS ($80,000,000) (the "Base Cash Amount"), plus (ii) cash in an amount equal to the Contracts Capital Expenditures (together with the Base Cash Amount, the "Cash Consideration"), plus (iii) the Buyer Initial Shares, plus (iv) if the Additional Customer Contract has been executed by the Company and the counterparty thereto prior to the Closing Date, the Buyer Additional Shares. The Purchase Price, as adjusted by Section 3.1(a), shall be paid by the Buyer as follows: (A) the Cash Consideration, by wire transfer of immediately available funds to such account as the Seller shall, not less than two Business Days prior to the Closing Date, designate in writing to the Buyer, and (B) the Buyer Shares, by delivery of stock certificates issued in the name of the Seller representing such Buyer Shares. The Purchase Price shall be subject to further adjustment in accordance with the provisions of Section 3 hereof. If the Company enters into the Additional Customer Contract with the counterparty thereto following the Closing Date but prior to the date that is six months after the Closing Date, then the Buyer shall, within five (5) Business Days of the execution thereof, issue to the Seller the Buyer Additional Shares by delivery of a stock certificate issued in the name of the Seller representing such Buyer Additional Shares.

(b)  For purposes of this Agreement:

     (i) The term "Contracts Capital Expenditures" means a reimbursement in an amount of cash equal to the lesser of (A) $10 million and (B) the aggregate amount of capital expenditures (including amounts that may be attributable to non-capital related items purchased in connection with capital items such as operating system software and pre-paid maintenance for computer server purchases as well as any shipping costs and Taxes related to such capital expenditures, but only to the extent reflected in Schedule 2(b)(i) as supplemented from time to time), actually paid or accrued as an accounts payable prior to the Closing Date by the Seller or the Company exclusively in connection with servicing any of the New Contracts. No later than five Business Days before the Closing Date, the Seller shall deliver to the Buyer
          (I) a certificate executed by an authorized officer of the Seller that sets forth in reasonable detail the calculation of the aggregate Contracts Capital Expenditures, and (II) reasonable back-up documentation related to such Contracts Capital Expenditures. Schedule 2(b)(i) sets forth an estimate of the Contracts Capital Expenditures that have been incurred by the Seller or the Company prior to the date hereof. Such Schedule 2(b)(i) shall be updated and delivered to Buyer immediately prior to the Closing Date.

     (ii) The term "Buyer Initial Shares" means a number of shares of common stock, $0.01 par value, of the Buyer ("Buyer Stock") equal to the quotient obtained by dividing (A) $1,500,000 by (B) the average closing price of Buyer Stock on the Nasdaq National Market for all trading days during the ten trading day period ending on the date immediately prior to the Closing Date.

     (iii) The term "Buyer Additional Shares" means a number of Buyer Shares equal to the quotient obtained by dividing (A) $1,000,000 by (B) the average closing price of Buyer Stock on the Nasdaq National Market for all trading days during the ten trading day period ending on the date immediately prior to the Closing Date, if issued on the Closing Date, or the date of issuance, if such Buyer Additional Shares are not issued on the Closing Date.

(c) The Seller hereby agrees and acknowledges that (i) at the time of issuance the Buyer Shares will not have been registered under the Securities Act or under the securities laws of any other country or jurisdiction and, except as provided in paragraphs (d), (e) and (f) below, the Buyer is under no obligation to, and currently does not intend to, register or qualify the Buyer Shares for resale by the Seller or assist the Seller in complying with any exemption under the Securities Act or the securities laws of any jurisdiction; (ii) an offer or sale of the Buyer Shares by the Seller in the absence of registration under the Securities Act will require the availability of an exemption thereunder; and (iii) a restrictive legend in form and substance reasonably satisfactory to the Buyer shall be placed on the certificates representing the Buyer Shares.

(d) The Buyer currently intends to file with the Securities and Exchange Commission ("SEC") promptly following the Closing Date a "shelf" registration statement relating to the reoffer of shares of Buyer Stock that Buyer currently intends to offer and sell to certain investors in connection with the consummation of the transactions contemplated hereby (including any appropriate supplements or amendments thereto, any documents incorporated by reference therein and any preliminary or final prospectus included as a part thereof, the "Investors Registration Statement"). The Buyer shall ensure that any Investors Registration Statement includes a reoffer prospectus that covers the offer and sale by the Seller of the Buyer Shares. The Buyer shall use its reasonable best efforts to ensure that such registration statement remains effective so that the Seller may use the reoffer prospectus included in the Investors Registration Statement to reoffer such securities until the earlier of (such earlier date, the "Shelf Termination Date"): (A) the Seller or any Affiliate of Seller having disposed of all Buyer Shares pursuant to such Registration Statement, or
     (B) all Buyer Shares being eligible for resale by the Seller or an Affiliate of the Seller in a single transaction pursuant to Rule 144 promulgated under the Securities Act. As a condition to the foregoing obligations, the Seller shall, upon request by the Buyer for the same, provide the Buyer in writing all information required by Item 7 of Form S-3 (or comparable information in any successor form) and such other information as the Buyer may reasonably request in order to comply with the requirements of applicable federal and state securities laws (the "Seller Provided Information").

(e) If for any reason an Investors Registration Statement shall not have been filed prior to the 45th day after the Closing Date, the Buyer shall use its reasonable best efforts to (i) prepare and file with the SEC under the Securities Act, within two (2) Business Days a registration statement which shall be a "shelf registration" (including any appropriate supplements or amendments thereto, any documents incorporated by reference therein and any preliminary or final prospectus included as a part thereof, the "Seller Registration Statement" and, together with the Investors Registration Statement to the extent it covers the resale of Buyer Shares, the "Registration Statement")) relating to the offer and sale by the Seller of the Buyer Shares, (ii) have the Registration Statement declared effective as promptly as reasonably practicable after such filing, and (iii) keep the Registration Statement effective so that the Seller may use the reoffer prospectus included therein to reoffer the Buyer Shares until the Shelf Termination Date; provided, that as a condition to the foregoing obligations the Seller shall comply with the obligations set forth in the last sentence of paragraph (d) with respect to such Seller Registration Statement.

(f) If the Buyer Additional Shares have not been issued prior to the time the Registration Statement is filed by the Buyer with the SEC, then the Buyer shall use its reasonable best efforts to (i) prepare and file with the SEC under the Securities Act, within ten (10) Business Days after the issuance of such Buyer Additional Shares a registration statement which shall be a "shelf registration" (including any appropriate supplements or amendments thereto, any documents incorporated by reference therein and any preliminary or final prospectus included as a part thereof, the "Additional Shares Registration Statement") relating to the offer and sale by the Seller of the Buyer Additional Shares, (ii) have the Additional Shares Registration Statement declared effective as promptly as reasonably practicable after such filing, and (iii) keep the Additional Shares Registration Statement effective so that the Seller may use the reoffer prospectus included therein to reoffer the Buyer Additional Shares until the earlier of: (A) the Seller or any Affiliate of Seller having disposed of all Buyer Additional Shares pursuant to such Additional Shares Registration Statement, or (B) all Buyer Additional Shares being eligible for resale by the Seller or an Affiliate of the Seller in a single transaction pursuant to Rule 144 promulgated under the Securities Act. As a condition to the foregoing obligations the Seller shall comply with the obligations set forth in the last sentence of paragraph (d) with respect to such Additional Shares Registration Statement. On and after the filing of the Additional Shares Registration Statement, the term "Registration Statement" for purposes of this Agreement shall include the Additional Shares Registration Statement.

(g) Notwithstanding anything to the contrary contained in paragraphs (d), (e) and (f) above, for a period not to exceed thirty (30) consecutive calendar days and not to exceed sixty (60) calendar days in any twelve-month period (each a "Black Out Period"), provided that there must be an interim period of at least sixty (60) consecutive days between the end of one Black Out Period and the beginning of another Black Out Period, the Buyer will not be required to file any registration statement pursuant to this Agreement, file any amendment thereto, furnish any supplement to a prospectus included in a registration statement, make any other filing with the SEC required pursuant to this Agreement, cause any registration statement or other filing with the SEC to become effective, or take any similar action, and any and all sales of Buyer Shares by the Seller pursuant to an effective Registration Statement shall be suspended: (i) if an event has occurred and is continuing as a result of which any such registration statement or prospectus would, in the Buyer's reasonable judgment based on written advice of outside counsel to the Buyer, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) if the Buyer notifies the Seller in writing that such actions would, in the good faith judgment of outside counsel to the Buyer, require the disclosure of material non-public information which the Buyer has a bona fide business purpose for preserving as confidential and which the Buyer would not otherwise be required to disclose. Upon the termination of the condition described in clauses (i) and (ii) above, the Company shall promptly give written notice to the Seller and shall promptly file any registration statement or amendment thereto required to be filed by it pursuant to this Agreement, furnish any prospectus supplement or amendment required to be furnished, make any other filing with the SEC required of it or terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Buyer Shares as contemplated by this Agreement.

(h) If the Buyer does not take the actions required of Buyer to file the Seller Registration Statement or the Additional Shares Registration Statement, as the case may be, in the time period required herein or to permit the Seller to sell the Buyer Shares upon the end of the permitted relevant Black Out Period, then on each date subsequent to the end of such period, the Buyer shall pay to the Seller the Delay Fee until the Seller Registration Statement or the Additional Shares Registration Statement, as the case may be, has been filed or the Seller is able to sell Buyer Shares, as the case may be, provided that such fees shall be liquidated damages and not a penalty.

(i) The Buyer shall be responsible for all fees and expenses, including without limitation all SEC filing fees, that are customarily paid by an issuer under a separate registration rights agreement for a transaction of this type for the preparation and filing of the Registration Statement. The Seller shall pay any discounts or commissions incurred by the Seller in connection with the sale of any Buyer Shares pursuant to any Registration Statement.

SECTION 3. PURCHASE PRICE ADJUSTMENT.

SECTION 3.1 PURCHASE PRICE ADJUSTMENT. The Purchase Price shall be subject to adjustment as follows:

(a) Closing Date Adjustments. At the Closing, the Purchase Price shall be adjusted as set forth in this Section 3.1(a). Not more than five Business Days nor less than two Business Days before the Closing Date, the Seller shall, using the Seller's then available financial information, prepare an estimated balance sheet of the Company as of the close of business on the Closing Date (the "Estimated Closing Balance Sheet"). The Adjusted Net Working Capital shall be determined based on the Estimated Closing Balance Sheet (such estimate, the "Estimated Adjusted Net Working Capital"). The Estimated Closing Balance Sheet shall be prepared in accordance with GAAP, applied on a basis consistent with, and following the accounting principles, procedures, policies and methods employed in preparing, the June 30 Balance Sheet. If the Estimated Adjusted Net Working Capital set forth on the Estimated Closing Balance Sheet is less than zero ($0.0), the Purchase Price payable to the Seller at the Closing shall be reduced by an amount equal to such deficiency. If the Estimated Adjusted Net Working Capital set forth on the Estimated Closing Balance Sheet exceeds zero ($0.0), the Purchase Price payable to the Seller at the Closing shall be increased by an amount equal to such surplus.

(b) Post-Closing Determination. Within 90 calendar days after the Closing Date, the Seller shall deliver to the Buyer the balance sheet of the Company as of the close of business on the Closing Date (the "Closing Balance Sheet"), prepared in accordance with GAAP, applied on a basis consistent with and following, accounting principles, procedures, policies and methods employed in preparing, the June 30 Balance Sheet. The Closing Balance Sheet shall set forth a calculation of the actual Adjusted Net Working Capital (such actual figure, the "Actual Adjusted Net Working Capital"). During the preparation of the Closing Balance Sheet by the Seller and the period of any dispute with respect to the application of this Section 3.1, the Buyer shall cooperate with the Seller to the extent reasonably requested by the Seller to prepare the Closing Balance Sheet or to investigate the basis for any dispute. Such cooperation will include completion of the normal closing process for preparation of the Closing Balance Sheet by the Company's accounting/finance staff under supervision of the Seller. The Closing Balance Sheet shall be examined by the Buyer, and the Buyer shall, not later than 180 calendar days after the Closing Date, render a report thereon (the "Closing Balance Sheet Report"). The Closing Balance Sheet Report shall list those items, if any, to which the Buyer takes exception and the Buyer's proposed adjustment. If the Buyer fails to deliver to the Seller the Closing Balance Sheet Report within 180 calendar days following the Closing Date, the Buyer shall be deemed to have accepted the Closing Balance Sheet for the purposes of any adjustment to the Purchase Price under Section 3.1(c). If the Seller does not give the Buyer notice within 20 calendar days following receipt of the Closing Balance Sheet Report, the Seller shall be deemed to have accepted the Closing Balance Sheet as adjusted by the Buyer for the purposes of any adjustment to the Purchase Price under Section 3.1(c). If the Seller gives the Buyer notice of objections to the Closing Balance Sheet Report, and if the Seller and the Buyer are unable, within 30 calendar days after receipt by the Buyer of the notice from the Seller of objections, to resolve the disputed exceptions, such disputed exceptions will be referred to PricewaterhouseCoopers LLP or another firm of independent certified public accountants ("Independent Accounting Firm") mutually acceptable to the Seller and the Buyer. The Independent Accounting Firm shall, within 60 calendar days following its selection, deliver to the Seller and the Buyer a written report determining such disputed exceptions (and only such disputed exceptions), and its determinations will be conclusive and binding upon the parties thereto for the purposes of any adjustment to the Purchase Price under Section 3.1(c), provided that during the period prior to delivery of such written report, either party may deliver to the Independent Accounting Firm, for its consideration, any working papers or other documentation or make such presentation as such party may deem relevant for the Independent Accounting Firm's determination. The fees and disbursements of the Independent Accounting Firm acting under this Section 3.1(b) shall be shared equally by the Buyer and the Seller.

(c)  Post-Closing Adjustment.

     (i) If the Actual Adjusted Net Working Capital is less than the Estimated Adjusted Net Working Capital, the Seller shall, within three calendar days following the preparation or computation and final determination, pursuant to Section 3.1(b), of the Closing Balance Sheet, and based upon such final determination, pay to the Buyer the amount of such deficiency.

     (ii) If the Actual Adjusted Net Working Capital is more than the Estimated Adjusted Net Working Capital, the Buyer shall, within three calendar days following the preparation or computation and final determination, pursuant to Section 3.1(b), of the Closing Balance Sheet, and based upon such final determination, pay to the Seller the amount of such excess.

     (iii) Any payment to the Buyer under this Section 3.1(c) shall be made by wire transfer of immediately available funds to such account as the Buyer shall designate in writing to the Seller. Any payment to the Seller under this Section 3.1(c) shall be made by wire transfer of immediately available funds to such account as the Seller shall designate in writing to the Buyer. The deficiency or excess paid pursuant to this Section 3.1(c)(i) and (ii) shall bear interest at the prime rate as specified by Bloomberg, compounded monthly, from the Closing Date until paid (but in no event higher than the highest lawful rate).

     (iv) The provisions of Section 10.2(b) shall not be given any effect in making any determination of the Seller's obligations under this
          Section 3.1(c).

SECTION 4. CLOSING.

     The closing (the "Closing") for the consummation of the transactions contemplated by this Agreement shall take place at the offices of Gibson, Dunn & Crutcher LLP at 200 Park Avenue, New York, New York 10166 at 10:00 a.m. on the last day of the month after all the conditions to the obligations of the parties hereunder set forth in Sections 11 and 12 hereof have been satisfied or waived, or at such other place and time as may be mutually agreed to by the parties hereto (such date, the "Closing Date").

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

     The Seller hereby represents and warrants to the Buyer that, except as set forth on a Schedule of Exceptions delivered on the date hereof:

SECTION 5.1 ORGANIZATION.

     The Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has full corporate power and authority to own its properties and assets and to conduct its business as it is now conducted. The Company is duly organized, validly existing and in good standing under the laws of Delaware and has all limited liability company power and authority to own, lease and operate its properties and assets and to conduct its business as now conducted. True and complete copies of the Certificate of Formation and Limited Liability Company Agreement of the Company (as currently in effect)(collectively, the "Organizational Documents") have been furnished or made available to the Buyer or its representatives. The Company is not in violation of any provisions of its Organizational Documents.

SECTION 5.2 QUALIFICATION TO DO BUSINESS.

     Except as set forth in Schedule 5.2, the Company is duly qualified to do business as a foreign limited liability company, and is in good standing (to the extent that such jurisdiction applies such a concept) in every jurisdiction in which the character of the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect.

SECTION 5.3 AUTHORITY.

     The Seller has all requisite corporate authority and power to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required corporate action on the part of the Seller and no other corporate proceedings or approvals on the part of the Seller are necessary with respect thereto. This Agreement has been duly and validly executed and delivered by the Seller and, assuming this Agreement has been duly authorized, executed and delivered by the Buyer, constitutes the Seller's valid and binding obligation, enforceable against the Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity).

SECTION 5.4 NO CONFLICT OR VIOLATION.

     Except as set forth on Schedule 5.4, the execution, delivery and performance by the Seller of this Agreement, and the consummation of the transactions contemplated hereby, assuming receipt of the Consents (i) will not conflict with or violate any provision of any Organizational Document, (ii) will not conflict with or violate any provision of Law, or any Order applicable to the Seller or the Company, or by which any property or assets of the Company is bound, (iii) except for termination rights granted to certain Company customers that are in effect on the date hereof, will not violate, result in a breach of or constitute (with due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation, payment or acceleration, or otherwise adversely affect any right of the Company, under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or is bound or to which any of its properties or assets is subject, or (iv) will not result in the creation or imposition of any Lien upon any of the assets, properties or rights of the Company, except in the case of clauses (ii), (iii) or (iv), for such violations, breaches, defaults, terminations, cancellations, payments, accelerations, adversely affected rights of the Company or Liens that would not, individually or in the aggregate, have a Company Material Adverse Effect.

SECTION 5.5 CONSENTS AND APPROVALS.

(a) Schedule 5.5 sets forth a true and complete list of each consent, filing, waiver, authorization or approval of any Governmental Entity, and consents, authorizations or approvals of other Persons (each a "Consent"), that is required in connection with the execution and delivery of this Agreement by the Seller or the performance by the Seller of its obligations hereunder or the consummation of the transactions contemplated hereby, other than Consents the failure of which to obtain, individually or in the aggregate, would not (i) impair the ability of the Buyer to conduct the operations of the Company immediately following the Closing in substantially the same manner as presently conducted or (ii) materially impair or delay the ability of the Seller to consummate the transactions contemplated hereby.

(b)  As of the date hereof, to the Seller's knowledge and except as set forth in
     Schedule 5.5, there is no other Consent that is required in connection with the execution and delivery of this Agreement by the Seller or the performance by the Seller of its obligations hereunder or the consummation of the transactions contemplated hereby, other than Consents the failure of which to obtain, individually or in the aggregate, would not (i) impair the ability of the Buyer to conduct the operations of the Company immediately following the Closing in substantially the same manner as presently conducted or (ii) materially impair or delay the ability of the Seller to consummate the transactions contemplated hereby.

SECTION 5.6 CAPITALIZATION OF COMPANY

(a) The Seller is the holder of 100 percent (100%) of the Interests. The Seller has, and will have at the Closing, (i) valid title to all of the Interests, free and clear of any Liens other than as set forth in Schedule 5.6 and
     (ii) the right, authority and power to sell, assign and transfer the Interests to the Buyer. There are no outstanding (i) securities convertible into or exchangeable for any Interests, (ii) options, warrants or other rights to purchase or subscribe for Interests or any equity equivalent or equity-based award or right of the Company, (iii) bond or other indebtedness of the Company having the right to vote or convertible or exchangeable for securities having the right to vote or (iv) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance or acquisition of any Interests, any such convertible or exchangeable securities or any such options, warrants, rights or indebtedness, pursuant to which, in any of the foregoing cases, the Company is subject or bound. There are no voting trusts, member agreements or other similar instruments restricting or relating to the rights of holders of Interests to vote, transfer or receive dividends with respect to the Interests, other than the Organizational Documents.

SECTION 5.7 SUBSIDIARIES.

     The Company does not own, directly, or indirectly, any capital stock of, or other equity, ownership, proprietary or voting interest in, any Person.

SECTION 5.8 FINANCIAL STATEMENTS

(a) Complete copies of the audited balance sheet of the Company as at December 31, 2002, December 31, 2003 and December 31, 2004, and the related audited statements of income, member's equity and changes in financial position of the Company, together with all related notes and schedules thereto, accompanied by the report thereon of the Company's independent auditors (collectively referred to as the "Financial Statements") and the unaudited balance sheet of the Company as at June 30, 2005, and the related statement of income of the Company (the "Interim Financial Statements") are attached hereto as Schedule 5.8. Each of the Financial Statements and the Interim Financial Statements (i) have been prepared in accordance with the books and records of the Company, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) present fairly (including with respect to material arrangements between the Company and the Seller or any Affiliate thereof), in all material respects, the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material.

(b) Except as and to the extent adequately accrued or reserved against in the balance sheet of the Company as at June 30, 2005 (the "June 30 Balance Sheet"), the Company has no liability or obligation of any nature that would be required by GAAP to be set forth on a balance sheet of the Company, except for (i) capital expenditures to support new customer contracts entered into since June 30, 2005 and (ii) liabilities and obligations, incurred in the ordinary course of business consistent with past practice since the date of the June 30 Balance Sheet, that are not, individually or in the aggregate, material to the Company.

(c) The books of account and financial records of the Company are true and correct and have been prepared and are maintained in accordance with sound accounting practice. The Company has not made any changes in its accounting methods or practices since the date of the June 30 Balance Sheet.

SECTION 5.9 BOOKS AND RECORDS.

     The minute book of the Company, as previously made available to the Buyer, contains accurate records of all meetings of, and corporate action taken by (including action taken by written consent) the sole member and the managers of the Company.

SECTION 5.10 ABSENCE OF CERTAIN CHANGES OR EVENTS

(a) Except as set forth in Schedule 5.10, since June 30, 2005, there has not been:

     (i) any change or development that, individually or in the aggregate, has had a Company Material Adverse Effect;

     (ii) any material loss, damage, destruction or other casualty to the material assets or properties of the Company (whether or not covered by insurance); or

     (iii) any change in any method of accounting or accounting practice of the Company.

(b) Since June 30, 2005, the Company has operated in the ordinary course of its business consistent with past practice and, except as set forth in Schedule
     5.10 hereto, it has not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 7.1.

SECTION 5.11 TAX MATTERS

(a) The Company has filed or caused to be filed, or will file or cause to be filed on or prior to the Closing Date, all income Tax Returns which are required to be filed by, or with respect to, the Company on or prior to the Closing Date (taking into account any extension of time to file granted to or on behalf of the Company) (collectively, the "Returns"). All such Returns are true, correct and complete in all material respects. Except as set forth in Schedule 5.11(a), all taxes shown to be due and payable on the Returns by or with respect to the Company, and all other Taxes payable by or in respect of the Company, have been, or prior to the Closing Date will be, paid. Except as set forth in Schedule 5.11(a), (i) there are no waivers in effect of the applicable statutory period of limitation for federal income taxes of the Company for any taxable period, and (ii) no deficiency assessment or proposed adjustment with respect to any Tax liability of the Company for any taxable period is pending. The Company is treated as a corporation for income tax purposes.

(b) Except as set forth in Schedule 5.11(b) and except for audits that include the Company as a result of its inclusion in the consolidated and/or combined tax return of Level 3 Communications, Inc. and its Affiliates (the "Combined Audit"), since January 1, 2002, the Company has not been the subject of an audit or other examination of Taxes by the Tax Authorities of any nation, state or locality (and to the Seller's knowledge no such audit is pending or contemplated) nor has the Company received any notices from any Taxing Authority or other Person relating to any issue which could result in a material Tax liability of the Company. Except as set forth in
     Schedule 5.11(b), no issue relating to Tax items of the Company has been raised in any ongoing Combined Audit. All deficiencies asserted or assessments made as a result of any such audit or examination have been fully paid or are fully reflected as a liability in the June 30 Balance Sheet or are being contested in good faith.

(c)  Except as set forth in Schedule 5.11(c), neither the Seller nor the Company
     (i) is presently contesting the Tax liability of the Company before any court, tribunal or agency, (ii) has granted a power-of-attorney relating to Tax matters to any person or (iii) has applied for and/or received a ruling or determination from a Taxing Authority regarding a past or prospective transaction specific to the Company.

(d) All Taxes which the Company is (or was) required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

(e) No written claim has ever been received from any Taxing Authority in a jurisdiction where the Company does not file Returns that the Company is or may by subject to taxation by that jurisdiction.

(f) The Company has not applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

(g) The Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

(h) Within the past three (3) years neither the Company nor any predecessors by merger or consolidation has been a party to a transaction intended to qualify under Section 355 of the Code or under so much of Section 356 of the Code as relates to Section 355 of the Code.

(i) The Company has not entered into any transaction that is a "reportable transaction," as defined in Treasury Regulations Section 1.6011-4(b) or a "potentially abusive tax shelter," as defined in Treasury Regulations
     Section 301.6112-1(b).

(j) To the knowledge of Seller, the transactions contemplated by this Agreement will not result in the recapture of sales tax credits previously received by the Company in respect of sales taxes imposed by the State of Nebraska.

SECTION 5.12 REAL PROPERTY

(a) Schedule 5.12(a) sets forth all of the real property owned by the Company (the "Owned Real Property"). The Company has good and marketable title to all of the Owned Real Property, and such properties are owned free and clear of all Liens (other than Permitted Liens).

(b) Schedule 5.12(b) sets forth a list of all leases and subleases, together with all amendments thereto, with respect to all real properties in which the Company has a leasehold interest, whether as lessor or lessee (each, a "Lease" and, collectively, the "Leases"; the real property covered by Leases under which the Company is a lessee is referred to herein as the "Leased Real Property"). No option has been exercised under any of such Leases by the Company or, to the Seller's knowledge, by any other party thereto, except options whose exercise has been evidenced by a written document, a true, complete and accurate copy of which has been delivered to the Buyer with the corresponding Lease.

(c) Except as set forth in Schedule 5.12(c), no party to any Lease has given the Company written notice of or made a written claim with respect to any breach or default of such Lease by the Company and each of the Leases is a legal, binding and enforceable obligation against the Company, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity) and is in full force and effect. Except (A) as set forth in Schedule 5.12(c), or (B) as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company has a good and valid leasehold interest in, and enjoys peaceful and undisturbed possession of, the Leased Real Property pursuant to the respective Leases; (ii) no amount payable under any Lease is past due beyond any applicable cure period; and (iii) the Company is in compliance with all covenants, commitments and obligations on its part to be performed or observed under each of the Leases and is not in violation or default thereunder and, to the knowledge of Seller, there has been no failure by any other party to any such lease to comply with all of its commitments and obligations or to be in violation or default thereunder. Except for the Leases, (I) the Company is not a party to any other agreement with the lessor of any of the Leased Real Properties which leaves such lessor, as a remedy for any breach of such other agreement, any right to terminate or alter the terms of the Lease to which such lessor is a party and (II) the Company does not have any other possessory interest in real property.

(d) Except as set forth in Schedule 5.12(a), Schedule 5.12(b) or Schedule 5.12(c), none of the Leased Real Property or the Owned Real Property is subject to any sublease, license or other agreement granting to any Person or entity any right to the use, occupancy or enjoyment of such property or any portion thereof.

(e) All of the Company's buildings, structures, fixtures and building systems included in the Facilities are in proper condition and repair to operate such facilities in the manner in which they are currently being operated, with the exception of normal wear and tear; and the Company has not received written notice from any Governmental Entity that any of such buildings, structures, fixtures and systems are not presently used and operated in compliance with all material covenants, easements, agreements, legal requirements, zoning and restrictions affecting any of the Facilities.

(f) No parcel of real property owned or leased by the Company is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore, nor, to the knowledge of the Seller, has any such condemnation, expropriation or taking been proposed.

SECTION 5.13 ASSETS OF THE COMPANY

(a) Except as set forth in Schedule 5.13, the assets and properties and rights owned or leased by the Company constitute all of the assets and rights which are necessary or required for the conduct of its business as currently conducted.

(b) The Company has good and valid title, free and clear of any Liens (other than Permitted Liens), to, or a valid leasehold or license interest in all of the tangible and intangible personal property and assets reflected in the June 30 Balance Sheet or thereafter acquired, except for (i) properties and assets disposed of in the ordinary course of business, consistent with past practice, since the date of the June 30 Balance Sheet and (ii) such imperfections in title or Liens that would not, individually or in the aggregate, have a Company Material Adverse Effect. All of the tangible personal property currently used in the business of the Company (including furniture, fixtures, furnishing, machinery, equipment, computer hardware, appliances and vehicles, but excluding office furniture, furnishings and equipment (copiers and fax machines) used in the Company's headquarters in Broomfield, Colorado) (i) is in good operating condition and repair, subject to normal wear and tear and obsolescence and (ii) is useable in the ordinary course of business consistent with past practice.

SECTION 5.14 INTELLECTUAL PROPERTY

(a) Schedule 5.14(a) lists all the material Company Intellectual Property that is licensed or sublicensed to the Company by the Seller or any of its Affiliates, whether pursuant to a written license agreement, an implied license or any other formal or informal arrangement. For purposes of this
     Section 5.14 only, the Company shall not be deemed to be an Affiliate of the Seller.

(b) Schedule 5.14(b) sets forth each item of Company Intellectual Property officially registered to or in the name of the Company, the Seller or any of its Affiliates (i.e., registered copyrights, trade or service marks, patents and applications) that is material to the conduct of the Company's business. For each registered listed item, Schedules 5.14(b) sets forth the
     (i) registrant, (ii) the jurisdiction where issued, registered, legally sanctioned, filed or the equivalent, and (iii) the jurisdictions of issuance and use.

(c) Schedule 5.14(c) sets forth each license or other agreement under which Company Intellectual Property is licensed to the Company as licensee, together with (i) the identity of the licensor and licensee, and (ii) if the licensee is the Seller or any of its Affiliates, the basis (documented or otherwise) pursuant to which the Company enjoys such rights.

(d) Schedule 5.14(d) sets forth each item of Intellectual Property licensed by the Company as licensor, if any.

(e) The Intellectual Property and rights under licenses and agreements set forth on Schedules 5.14(b) and 5.14(c) include all Intellectual Property rights necessary or material to the Company to conduct its business as and where conducted on the date hereof and on the Closing Date (including all necessary rights to install and operate licensed Intellectual Property on the CPUs currently used by the Company), and the Company does not use Intellectual Property which is not owned by the Company or licensed to, and enjoyed by, the Company under an agreement listed in Schedule 5.14(c). The business operations of the Company, including the use or exploitation by the Company of any "off-the-shelf" application software licensed from a third party, do not violate, infringe, misappropriate or misuse the Intellectual Property rights of another Person or licenses thereof, except for such violations, infringements, misappropriations or misuses which would not individually or in the aggregate (A) have a Company Material Adverse Effect, or (B) cause the Company to suffer, incur or pay any material damages, penalties, liabilities or claims.

(f) Each item of Company Intellectual Property listed on Schedules 5.14(b) which is registered, filed, issued or applied for, has been duly and validly registered in, filed in or issued by, the official governmental registrars and/or issuers (or officially recognized issuers) of patents, trademarks, copyrights or Internet domain names, in the various jurisdictions (national, state, provincial, prefectural and local) indicated on such Schedules, and except as set forth on Schedule 5.14(f), each such registration, filing and/or issuance (i) has not been abandoned, cancelled or otherwise compromised, (ii) has been maintained by all requisite filings, renewals and payments, and (iii) remains in full force and effect as of date hereof and the Closing Date. Except as set forth on
     Schedule 5.14(f), there are no actions that must be taken or payments that must be made by the Company within one hundred and eighty (180) days following the Closing Date that, if not taken, will adversely effect the Intellectual Property or the right of the Company to use same as and where used as of the date hereof.

(g) To the extent any Company Intellectual Property is or has been used under license in the business of the Company, including that listed in Schedule 5.14(c), the Company, the Seller, and any Affiliate of the Seller, as applicable, are in compliance with such license, except for such non-compliance that would not individually or in the aggregate, (A) have a Company Material Adverse Effect, or (B) cause the Company to suffer, incur or pay any material damages, penalties, liabilities or claims. None of the Company, the Seller or its Affiliates has received notice of (A) a material default of any license which remains uncured, (B) any claim, or a threat of any claim, from any third party challenging (1) the right of the Company (or the Seller or any of its Affiliates, as applicable to the activities of the Company) to use any Intellectual Property or alleging any violation, infringement, misuse or misappropriation by the Company (or the Seller or any of its Affiliates as applicable to the activities of the Company) of Intellectual Property or indicating that the failure to take a license would result in any such claim, or (2) the ownership rights of the Company, the Seller or any of its Affiliates in any Company Intellectual Property or asserting any opposition, interference, invalidity, termination, abandonment, unenforceability or other infirmity of any Company Intellectual Property, which remains unresolved. The Seller's execution, delivery and performance hereof (together with the other instruments and agreements contemplated hereby) will not result in any such default, infringement or impairment, except for such defaults, infringements or impairments that would not individually or in the aggregate, (A) have a Company Material Adverse Effect, or (B) cause the Company to suffer, incur or pay any material damages, penalties, liabilities or claims. Each license of Company Intellectual Property to which the Company, the Seller or any of its Affiliates is a party is a legal, valid and binding obligation of the Company, the Seller or any of its Affiliates and the relevant other parties thereto, enforceable in accordance with the terms thereof, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles, and the transactions contemplated by this Agreement will not breach the terms thereof, except for such breaches that would not individually or in the aggregate, (A) have a Company Material Adverse Effect, or (B) cause the Company to suffer, incur or pay any material damages, penalties, liabilities or claims. Except as set forth on Schedule 5.14(g), the Company owns or is licensed to use the Company Intellectual Property free and clear of any Liens, other than Permitted Liens without obligation to pay any royalty or any other fees (other than maintenance and similar fees) with respect thereto.

(h) Except as set forth on Schedule 5.14(h), none of the Company, the Seller or any of its Affiliates has made any claim of a violation, infringement, misuse or misappropriation by any third party (including any employee or former employee of the Company) of the Company's, the Seller's or any of its Affiliates' rights to, or in connection with, any Company Intellectual Property, which claim is pending. Except as set forth on Schedule 5.14(h), none of the Company, the Seller or any of its Affiliates has entered into any agreement to indemnify any other Person against any charge of infringement of any Company Intellectual Property, other than indemnification provisions contained in the Organizational Documents, customer agreements, purchase orders or license agreements arising in the ordinary course of business.

(i) Except as set forth on Schedule 5.14(i), the Company, the Seller or its Affiliates, as applicable, has secured valid written assignments or irrevocable, perpetual, royalty-free licenses from all consultants, contractors and employees who contributed to the creation or development of any Company Intellectual Property for any rights to such contributions that the Company does not already own by operation of law in those circumstances in which the absence of such assignment or license would have a Company Material Adverse Effect.

(j) The Company has published internal policies and taken all other necessary and reasonable steps to protect and preserve the confidentiality of all the Company's trade secrets, customer data and software and other proprietary and confidential information (including know-how, source codes, databases, customer lists, schematics, ideas, algorithms and processes); and all disclosure of such information to, and use by, any third party (other than (i) to competent regulators, accountants and counsel, in each instance acting in their professional capacities, or (ii) pursuant to an applicable Order) has been pursuant to the terms of a written confidentiality undertaking between such third party and the Company. The Company has not breached any agreements of non-disclosure or confidentiality, nor is it currently alleged or claimed to have done so, in any manner which would (A) have a Company Material Adverse Effect, or (B) cause the Company to suffer, incur or pay any material damages, penalties, liabilities or claims.

(k) Except as set forth on Schedule 5.14(k), for the last twelve months the Internet domain names and uniform resource locators listed in Schedule 5.14(a) (i) generally direct and resolve to the appropriate internet protocol addresses, (ii) are and have been generally accessible to Internet users supporting the Sites, and (iii) are and have been generally operational for downloading content from the those computers supporting the Sites, on a "24/7" basis. The Company maintains current back-up copies of the Sites (and all related software, databases and other information) and such back-up copies are and have been stored in a safe and secure environment, fit for the back-up of such media, and are not located at the same location as the server supporting the Sites. The Company has no reason to believe that the Sites will not operate or will not continue to be accessible to internet users on substantially a 24/7 basis prior to, at the time of, and after the Closing Date.

(l) The Company is in compliance with all licenses under which any "off-the-shelf" application software used by the Company in the business (each an "OTS License") is licensed except for such non-compliance that would not individually or in the aggregate, (A) have a Company Material Adverse Effect, or (B) cause the Company to suffer, incur or pay any material damages, penalties, liabilities or claims. None of the Company nor the Seller has received written notice of (A) a material default of any OTS License which remains uncured, (B) any claim, or a threat of any claim, from any third party challenging the right of the Company to use any Company Intellectual Property licensed under such OTS License.

(m) For all purposes of this Section 5.14, the definition of Intellectual Property shall specifically exclude application software that is either "off-the-shelf" or is licensed to the Company pursuant to a master or similar license agreement that applies to the Company as well as Affiliates of the Company.

SECTION 5.15 COMPLIANCE WITH LAW.

     Except as set forth in Schedule 5.15, the operations of the business of the Company is conducted in accordance with all applicable Laws and Orders of all Governmental Entities having jurisdiction over the Company and its assets, properties and operations, except where the failure to so be in compliance would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Schedule 5.15, the Company has not received written notice of any material violation of any Order, and the Company is not in default in any material respect with respect to any Order.

SECTION 5.16 LITIGATION.

     Except as set forth in Schedule 5.16, there are no claims, actions, suits, proceedings or investigations (each, an "Action") pending or, to the knowledge of the Seller, threatened, before any Governmental Entity, or before any arbitrator of any nature, brought by or against the Company, or any of their employees involving or relating to the Company, the assets, properties or rights of the Company or the transactions contemplated by this Agreement, other than Actions which would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Schedule 5.16, the Company is not subject to any Order.

SECTION 5.17 CONTRACTS

(a) Schedule 5.17 sets forth a complete and correct list of all Company Contracts (as defined below).

(b) Each Company Contract is valid, binding and enforceable against the Company, and, to the knowledge of the Seller, each other party thereto, in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Each of the Company Contracts is in full force and effect. The Company has performed in all material respects all obligations required to be performed by it to date under, and is not in material default under, any Company Contract which it is a party to, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the Seller's knowledge, no other party to any Company Contract is in material default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. The Seller has delivered or otherwise made available to the Buyer or its representatives true and complete copies of all written Company Contracts.

(c) The Company is operating at no more than 10% of the Licensed Mainframe Capacity (as defined in Section 3 of the CA Agreement) and no more than 10% of the Maximum Power Units (as defined in Section 14 of the CA Agreement). "CA Agreement" means the Mainframe Capacity Based License Addendum To Order Form between the Company and Computer Associates International, Inc., effective as of June 30, 2000 and as amended prior to the date hereof.

(d) A "Company Contract" means any Contract to which the Company is currently a party or by which it or any of its assets are currently bound constituting:

     (i) a mortgage, indenture, security agreement, guaranty, pledge or other agreement or instrument relating to the borrowing of money or extension of credit;

     (ii) an employment, severance or consulting Contract, excluding representation agreements, confidentiality agreements and any other employee relations agreements entered into in the ordinary course of business;

     (iii) a joint venture, partnership or limited liability company agreement;

     (iv) a non-competition Contract or any other Contract or obligation which purports to limit in any respect the manner in which, or the localities in which, the business of the Company may be conducted;

     (v) a Contract limiting or restricting the ability of the Company to make distributions in respect of the Interests;

     (vi) a Contract to make a capital expenditure or other purchases of tangible assets or properties (other than Company Intellectual Property and purchase orders for inventory or supplies in the ordinary course of business consistent with past practice) in excess of $500,000;

     (vii) all Contracts involving a loan (other than accounts receivable from trade debtors in the ordinary course of business consistent with past practice) or advance to (other than travel and entertainment allowances to the employees of the Company extended in the ordinary course of business consistent with past practice), or investment in, any Person or any agreement relating to the making of any such loan, advance or investment;

     (viii) all Contracts (including so called take-or-pay or keep-well agreements) under which any Person (other than the Company) has directly or indirectly guaranteed any liabilities or obligations of the Company;

     (ix) all Contracts granting or evidencing a Lien on any properties or assets of the Company, other than a Permitted Lien;

     (x) all material management service, consulting, financial advisory or any other similar type Contract and any material Contracts with any investment or commercial bank;

     (xi) all Contracts (other than this Agreement and any agreement or instrument entered into pursuant to this Agreement) between the Company and (A) the Seller, any other Affiliate of the Company or any Affiliate of the Seller (other than the Company) or (B) any current or former officer, manager or member of the Company (other than separation or similar agreements);

     (xii) all Contracts (including letters of intent) involving the disposition or acquisition or the future disposition or acquisition of material assets or properties not in the ordinary course of business and not constituting capital expenditures, or any merger, consolidation or similar business combination transaction;

     (xiii) all material Contracts involving any strategic alliance, member agreement, co-marketing, co-promotion, co-packaging, joint development, distribution or similar arrangement;

     (xiv) all Contracts involving any material resolution or settlement of any actual or threatened litigation, arbitration, claim or other dispute;

     (xv) all Contracts involving a standstill or similar arrangement, other than agreements to which the Company is not a party and that restrict the ability of a third party to acquire equity or assets of the Company;

     (xvi) all Contracts involving leases or subleases of personal property, including capital leases, to which the Company is a party (as lessee or lessor) involving annual payments by or to the Company in excess of $175,000 per year;

     (xvii) all Contracts which include an obligation of the Company to indemnify any Person in connection with third party claims relating to infringement or misappropriation of Intellectual Property (other than customer Contracts);

     (xviii) all customer Contracts (including but not limited to Contracts with respect to hosting services, support services, outsourcing services and other information technology-related services) that individually account for more than $250,000 in sales of the Company on an annual basis;

     (xix) all Contracts (including but not limited to network connection agreements, data center agreements, equipment leases and disaster recovery service agreements) pursuant to which the Company is provided equipment or services that are material to the operation of the Company's business and individually account for more than $175,000 in annual purchases of the Company;

     (xx) all Contracts that are not cancelable by the Company on thirty (30) days or less notice and that would create a penalty that is greater than $125,000 for such cancellation;

     (xxi) all Contracts under which the Company has the right to use any Company Intellectual Property that is material to its business and contain an obligation of the Company to make payments in excess of $175,000 on an annual basis;

     (xxii) all Contracts pursuant to which the Company grants any Person the exclusive right to use any Company Intellectual Property with respect to any line of business or any geographic area;

     (xxiii) any guaranty with respect to the Company's obligations or performance under any of the foregoing Contracts.

SECTION 5.18 EMPLOYEE PLANS

(a)  Schedule 5.18(a) sets forth all "employee benefit plans", as defined in
     Section 3(3) of ERISA, and all other material employee benefit arrangements, programs, policies or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, retirement, deferred compensation, bonus, stock purchase, stock option, hospitalization, medical insurance, cafeteria, life insurance, tuition reimbursement and scholarship programs maintained for the benefit of or to which contributions are made on behalf of Company Employees. Such plans, arrangements, programs, policies and payroll practices shall hereinafter be referred to as the "Benefit Plans".

(b) None of the Benefit Plans is a "multiemployer plan", as defined in Section 3(37) of ERISA ("Multiemployer Plan"). None of the Company or any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") has incurred any liability due to a complete or partial withdrawal from a Multiemployer Plan or due to the termination or reorganization of a Multiemployer Plan, except for any such liability which has been satisfied in full, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Company.

(c)  None of the Benefit Plans is a "single-employer plan", as defined in
     Section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA or
     Section 412 of the Code ("Pension Plan"). With respect to each Pension Plan sponsored by, or to which contributions are required of, any ERISA Affiliate, there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived. None of the Company or any ERISA Affiliate has any outstanding liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Company. Except as set forth in Schedule 5.18(c), there has been no "reportable event" within the meaning of Section 4043 of ERISA with respect to any Pension Plan that would require the giving of notice to the Pension Benefit Guaranty Corporation or any other event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA. None of the Company or any ERISA Affiliate has engaged in any transaction described in
     Section 4069 of ERISA that could result in liability to the Company with respect to any Pension Plan. No Benefit Plan is a "multiple employer welfare arrangement," within the meaning of Section 3(40) of ERISA. The Company does not maintain any Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

(d)  With respect to each Benefit Plan that is intended to qualify under Code
     Section 401(a), such Benefit Plan, and its related trust, has received, has an application pending or remains within the remedial amendment period for obtaining, a determination letter from the IRS that it is so qualified and that its trust is exempt from tax under Section 501(a) of the Code and, to the Seller's knowledge, no facts or set of circumstances exist that could reasonably be expected to cause such plan and related trust not to qualify or be so exempt from tax.

(e) Except as set forth in Schedule 5.18(e), all contributions (including all employer contributions and employee contributions) required to have been made under the Benefit Plans or by law to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending at least five (5) Business Days before the Closing Date will have been paid or accrued by the Closing.

(f) There has been no violation of ERISA or the Code with respect to the filing of applicable documents, notices or reports (including, but not limited to, annual reports filed on IRS Form 5500) regarding the Benefit Plans with the Department of Labor and the Internal Revenue Service, or the furnishing of such required documents to the participants or beneficiaries of the Benefit Plans.

(g) True, correct and complete copies of the following documents relating to each of the Benefit Plans, to the extent applicable, have been delivered or made available to the Buyer: (i) the plan and its related trust document, including any amendments thereto, (ii) the most recent IRS Forms 5500 filed with the Internal Revenue Service, (iii) summary plan descriptions, and
     (iv) the most recent actuarial report relating to the plans.

(h) There are no pending actions, claims or lawsuits which have been asserted, instituted or, to the knowledge of the Seller, threatened by Company Employees, against the Benefit Plans, the assets of any of the trusts under the Benefit Plans or the sponsor or the administrator of the Benefit Plans, or, to the Seller's knowledge, against any fiduciary of the Benefit Plans with respect to the operation of the Benefit Plans (other than routine benefit claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated, or expected to be asserted against the Company or any fiduciary of any Benefit Plan, in any case with respect to any Benefit Plan. Except as set forth on Schedule 5.18(h), no Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

(i) Except as set forth in Schedule 5.18(i), the Benefit Plans have been maintained, in all material respects, in accordance with their express terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and, to the knowledge of the Seller, no "party in interest" or "disqualified person" with respect to the Benefit Plans has engaged in a "prohibited transaction", as defined in Section 4975 of the Code or Section 406 of ERISA, or taken any actions, or failed to take any actions, which could reasonably result in any material liability to the Company under ERISA or the Code. No complete or partial termination of any Benefit Plan has occurred. Except as required to maintain the tax-qualified status of any Benefit Plan intended to qualify under Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Benefit Plan. To the knowledge of Seller, no event has occurred and no condition or circumstance has existed that would result in a material increase in the benefits under or the expense of maintaining any Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof.

(j) The Company and each ERISA Affiliate that maintains a "group health plan", as defined in Section 4980B of the Code, has complied in all material respects with the notice and coverage continuation requirements of Section 4980B of the Code and Section 601 of ERISA, and the regulations thereunder ("COBRA"). Except as set forth in Schedule 5.18(j), none of the Benefit Plans provide retiree health or life insurance benefits except as may be required by COBRA (or any applicable state law) or at the sole expense of the participant or the participant's beneficiary.

(k) The Company is in compliance with all Laws relating to the classification of persons as independent contractors rather than as employees and with respect to any employees leased from another employer, except where the failure to so comply would not, individually or in the aggregate have a Company Material Adverse Effect.

(l) Except as set forth on Schedule 5.18(l) or as otherwise set forth in this Agreement, the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits to any employee or former employee or manager of the Company.

(m) Except as set forth on Schedule 5.18(m), as of the Closing Date, the Company will not have any outstanding loans or extensions of credit to any employees (or their family members or dependents), other than as permitted by or contemplated under, the Benefit Plans, including, without limitation, the 401(k) Plan (provided that any such loans or extensions of credits shall have been made in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder).

SECTION 5.19 INSURANCE.

     There are no policies of liability, fire, casualty, business interruption, workers' compensation and other forms of insurance insuring only the Company and its assets, properties and operations. Buyer acknowledges that insurance relating to the Company and its assets, properties and operations is provided under insurance polices that insure Affiliates of the Company and therefore will not be acquired upon the acquisition of the Interests by the Buyer. The Company has not received notice of cancellation of any such insurance as of the date of this Agreement and, to the knowledge of the Seller, is not in material default under any provisions of any such policy of insurance.

SECTION 5.20 CUSTOMERS.

     Schedule 5.20(a) sets forth each customer currently accounting for more than $25,000 of monthly sales (the "Material Customers"). Except as set forth in
Schedule 5.20(b) as of the date hereof, no Material Customer (i) has canceled or otherwise terminated or, (ii) to the knowledge of the Seller, prior to the date hereof has threatened in writing to cancel, materially and adversely modify, or otherwise terminate, its relationship with the Company effective after the date hereof. From January 1, 2005 to September 30, 2005, the dollar value of all credits, either non-cash service credits or cash credits, for failure to meet service level agreements contained in customer Contracts was less than $50,000 in the aggregate.

SECTION 5.21 EMPLOYMENT RELATIONS.

     Except as set forth in Schedule 5.21:

(a) The Company has been and is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours;

(b) The Company has not been and is not engaged in any unfair labor practice and no unfair labor practice complaint against the Company is pending before the National Labor Relations Board;

(c) There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Seller, threatened against or involving the Company and since January 1, 2002, the Company has not experienced any labor strike or material concerted labor dispute;

(d) No union is currently certified, and there is no union representation question and, to the knowledge of the Seller, no union or other organizational activity that would be subject to the National Labor Relations Act (20 U.S.C. 151 et seq.) existing or threatened with respect to the Company;

(e) The Company is not subject to or bound by any collective bargaining or labor union agreement applicable to any Person employed by the Company, and no collective bargaining or labor union agreement is currently being negotiated by the Company;

(f) The Company has not experienced any material labor difficulty or work stoppage since January 1, 2002;

(g) The Company has no Equal Employment Opportunity Commission charges or other claims of employment discrimination pending or, to the knowledge of the Seller, threatened against the Company;

(h) To the knowledge of the Seller, no wage and hour department investigation has been made of the Company since January 1, 2002;

(i) There are no occupational health and safety claims pending or, to the knowledge of the Seller, threatened against the Company or that relate to its business or property;

(j) Since January 1, 2002, the Company has not (i) engaged in layoffs or employment terminations sufficient in timing and number to constitute (A) a "mass layoff" (as defined in the Worker Adjustment and Retraining Notification Act ("WARN")) or (B) an "employment loss" (as defined in WARN) or (ii) effected a "plant closing" (as defined in WARN) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company; the Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar Law;

(k) The Company is not a governmental contractor for purposes of any federal, state or local Law.

SECTION 5.22 ENVIRONMENTAL LAWS AND REGULATIONS.

     Except as set forth in Schedule 5.22, (i) the Company is, and has been since January 1, 2002, in compliance with all applicable Environmental Laws, and has obtained, and is in compliance with, all Permits required of it under applicable Environmental Laws; except where the failure to be so in compliance would not, individually or in the aggregate have a Company Material Adverse Effect; (ii) there is no litigation or proceeding pending by any Governmental Entity or other Person or, to the knowledge of the Seller, threatened, against the Company or its business or property under any Environmental Law; (iii) the Company has not received from any Governmental Entity any written notice of violation of, non-compliance with, or liability pursuant to, any Environmental Law (including a Clean Air Act Section 114 notice, a CERCLA Section 104(e) request, or a potentially responsible party or "PRP" notice), except for any such notice for which no material liability remains outstanding; the Company is not subject to any outstanding administrative or judicial Order, "consent order" or other similar agreement with regard to any violation, noncompliance or liability under any Environmental Law; (iv) no Hazardous Substance has been Released at, on, to or from any of the Company's current Company Property as a result of any activities of the Company into the air, or into, onto or upon the soil or groundwater at any location for which the Company would have a material liability to remediate Releases of such Hazardous Substances (or reimburse any other Person for the cost of remediation) pursuant to any Environmental Law; (v) the Company is not a party to any Contract with any Person pursuant to which the Company has any continuing material obligations to cause the remediation of any condition resulting from the Release of Hazardous Substances; and (vi) all material environmental site assessment reports (including any Phase I and Phase II reports), remediation studies, audits, assessments or similar documents (if any) that are within the possession of the Seller or the Company that relate to the investigation or remediation of environmental conditions at any current or former Company Property, or which otherwise relate to the Company's compliance with or liability under Environmental Laws, have been made available to the Buyer. Buyer hereby acknowledges and agrees that this Section 5.22 is the Seller's sole and exclusive representation as to environmental matters, including without limitation, Environmental Laws, and that none of the other representations and warranties contained in this Agreement shall be deemed to apply directly or indirectly to environmental matters or Environmental Laws.

SECTION 5.23 [INTENTIONALLY OMITTED]

SECTION 5.24 BANK ACCOUNTS.

     Set forth in Schedule 5.24 is an accurate and complete list showing (a) the name and address of each bank in which the Company has an account or safe deposit box, the number of any such account or any such safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto and
(b) the names of all Persons, if any, having signature authority with respect to those accounts.

SECTION 5.25 PERMITS.

     The Seller has delivered or made available to the Buyer, if requested, for inspection a true and correct copy of each material Permit obtained or possessed by the Company. The Company has obtained and possesses all Permits necessary for the lawful conduct of its business as presently conducted, or otherwise necessary for the lawful ownership of its properties and assets or the operation of its business as presently operated, other than those the failure of which to obtain, possess or make would not individually or in the aggregate, have a Company Material Adverse Effect. All such Permits are in full force and effect. The Company is in compliance with all such Permits except for such non-compliance that would not, individually or in the aggregate have a Company Material Adverse Effect. Any applications for the renewal of any such Permit which are due prior to the Closing Date have been, or will be, timely made or filed by the Company prior to the Closing Date. No proceeding to renew, suspend, modify, suspend, revoke, withdraw, terminate or otherwise limit any such Permit is pending or, to the knowledge of the Seller, threatened.

SECTION 5.26 GOVERNMENT CONTRACTS.

     Except as set forth in Schedule 5.26, the Company:

(a) has no contracts with any Governmental Entity involving any information, technology or data which is classified under Executive Order 12356 of April 2, 1982;

(b) has no products or services (including research and development) with respect to which it is a supplier, directly or, to the knowledge of the Seller, indirectly, to any of the military services of the United States or the Department of Defense;

(c) does not export (i) products or technical data under validated licenses or technical data under General License GTDR pursuant to the U.S. Export Administration Regulations (15 CFR Parts 768 through 799) or (ii) defense articles and defense services under the International Traffic in Arms Regulations (22 CFR Subchapter M); or

(d) does not have a facility security clearance under the Department of Defense Industrial Security Program.

SECTION 5.27 NO BROKERS.

     Except as set forth in Schedule 5.27, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from the Seller, the Company or any of their Affiliates in connection with this Agreement or the transactions contemplated hereby.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE BUYER.

     The Buyer hereby represents and warrants to the Seller as follows:

SECTION 6.1 CORPORATE ORGANIZATION.

     The Buyer is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. Copies of the Certificate of Incorporation and By-laws of the Buyer have been furnished or made available to the Seller or its representatives, and such copies are accurate and complete.

SECTION 6.2 QUALIFICATION TO DO BUSINESS.

     The Buyer is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not result in a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby.

SECTION 6.3 AUTHORIZATION.

     The Buyer has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of the Buyer's obligations hereunder have been duly authorized by all necessary corporate action by the governing body of the Buyer, and no other proceedings on the part of the Buyer are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by the Buyer and, assuming this Agreement has been duly authorized, executed and delivered by the Seller, constitutes the Buyer's valid and binding obligations, enforceable against the Buyer in accordance with their respective terms except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

SECTION 6.4 NO CONFLICT OR VIOLATION.

     The execution, delivery and performance by the Buyer of this Agreement (i) will not violate any provision of the Certificate of Incorporation or By-laws of the Buyer, (ii) will not violate any provision of Law or any Order, (iii) will not violate nor result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Buyer is a party or by which it is bound or to which any of its properties or assets is subject, except in the cases of clauses (ii) or (iii) for violation, breach or defaults that would not, individually or in the aggregate, have a material adverse affect on the ability of the Buyer to consummate the transaction contemplated hereby.

SECTION 6.5 CONSENTS AND APPROVALS.

     The execution, delivery and performance of this Agreement on behalf of the Buyer does not require the consent or approval of, or filing with, any Governmental Entity or Person, except for (i) the filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act") and (ii) such consents, approvals and filings, of which the failure to obtain or make would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

SECTION 6.6 FINANCING.

     The Buyer will have at the Closing sufficient immediately available funds, to pay in cash the Cash Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated by this Agreement, including any purchase price adjustments. The Buyer has commitments to obtain sufficient funds to consummate the transactions contemplated hereby, including without limitation any adjustments to the Purchase Price as contemplated by Section 3, true and correct copies of which are set forth in
Schedule 6.6.

SECTION 6.7 NO BROKERS.

     Except for Evercore Partners L.P., no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from the Buyer in connection with this Agreement or the transactions contemplated hereby.

SECTION 6.8 INVESTIGATION BY THE BUYER.

     The Buyer is an informed and sophisticated participant in the transactions contemplated by this Agreement and has conducted its own independent review and analysis of the business, operations, technology, assets, liabilities, results of operations, financial condition and prospects of the Company and acknowledges that the Seller has provided the Buyer with access to the personnel, properties, premises and records of the Company for this purpose. In entering into this Agreement, the Buyer has relied solely upon its own investigation and analysis, and the Buyer (a) acknowledges that neither the Seller nor any of its Affiliates, agents or representatives makes or has made any representation or warranty, either express or implied, as to the Company, or the accuracy or completeness of any of the information provided or made available to the Buyer or its directors, officers, employees, Affiliates, agents or representatives, except as and only to the extent expressly set forth herein with respect to the representations and warranties contained in this Agreement and subject to the limitations and restrictions contained in this Agreement, and (b) agrees, to the fullest extent permitted by law, that neither the Seller, nor its Affiliates, agents or representatives shall have any liability or responsibility whatsoever to the Buyer or its directors, officers, employees, Affiliates, agents or representatives on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to the Buyer or its directors, officers, employees, Affiliates, agents or representatives (or any omissions therefrom), including, without limitation, in respect of the specific representations and warranties of the Seller set forth in this Agreement, except as and only to the extent expressly set forth herein with respect to such representations and warranties and subject to the limitations and restrictions contained in this Agreement.

SECTION 6.9 SEC REPORTS AND FINANCIAL STATEMENTS

(a) The Buyer has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2004 (together with all exhibits and schedules thereto and all information incorporated therein by reference, the "Buyer SEC Documents"). The Buyer SEC Documents, as of the date filed with the SEC (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Buyer SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act of 1934, and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.

(b) The consolidated financial statements of the Buyer included or incorporated by reference in the Buyer SEC Documents, as of the date filed with the SEC (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Buyer SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented, in all material respects (subject, in the case of the unaudited statements, to normal, recurring audit adjustments not material in amount), the consolidated financial position of the Buyer and its consolidated Subsidiaries as of the date of such financial statements and the consolidated results of their operations and cash flows for each of the periods then ended.

(c) Except as set forth in Schedule 6.9, since June 30, 2005, there has not been any change or development that, individually or in the aggregate, has had a Buyer Material Adverse Effect.

SECTION 6.10 BUYER SHARES.

     The Buyer Shares to be issued to the Seller pursuant to this Agreement will be duly authorized and validly issued and, at the time of issuance, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

SECTION 6.11 REGISTRATION STATEMENT.

     The Registration Statement (as defined herein) when filed with the SEC will comply in all material respects with the Securities Act and the applicable rules and regulations promulgated by the SEC pursuant thereto and each annual report on Form 10-K, quarterly report on Form 10-Q, current report on Form 8-K and proxy statement and each other document incorporated by reference in the Registration Statement will comply in all material respects with the Securities Exchange Act of 1934 and the applicable rules and regulations promulgated by the SEC pursuant thereto and (ii) the Registration Statement (as defined herein) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Buyer makes no representations or warranties as to the information contained in or omitted from the Registration Statement in reliance upon and in conformity with the Seller Provided Information.

SECTION 7. COVENANTS OF THE SELLER.

     The Seller covenants as follows:

SECTION 7.1 CONDUCT OF BUSINESS BEFORE THE CLOSING DATE

(a) Except as (i) set forth in Schedule 7.1, (ii) expressly required by this Agreement, or (iii) consented in writing by the Buyer (which consent shall not be unreasonably withheld), from the date hereof until the Closing Date, the Seller shall cause the Company to, (A) conduct its business in the ordinary course in a manner consistent with past practice and (B) use all commercially reasonable efforts to preserve intact its business organizations and to keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with the Company. Without limiting the generality of the foregoing, except as (i) set forth in Schedule 7.1, (ii) expressly required by this Agreement, or (iii) consented in writing by the Buyer (which consent shall not be unreasonably withheld), from the date hereof until the Closing Date, the Seller shall not permit the Company to:

     (i) enter into any material transaction other than in the ordinary course of business consistent with past practices;

     (ii) make any change in any Organizational Document; issue any additional equity securities or grant any option, warrant or right to acquire any equity securities or issue any security convertible into or exchangeable for such securities;

     (iii) make any sale, assignment, transfer or other conveyance of its material assets, properties or rights, other than in the ordinary course of business, consistent with past practice, except transactions pursuant to existing contracts;

     (iv) subject any of its assets, properties or rights or any part thereof, to any Lien other than Permitted Liens and such Liens as may arise in the ordinary course of business, consistent with past practice, and that will not, individually or in the aggregate, have a Company Material Adverse Effect;

     (v) redeem, retire, purchase or otherwise acquire, directly or indirectly, equity interests of the Company or declare, set aside or pay any non-cash dividends or other non-cash distributions in respect of such interests;

     (vi) merge or consolidate with, or acquire any material assets or properties of, any other Person (other than capital expenditures), in a single transaction or a series of transactions or by any other manner;

     (vii) with respect to any Company Employee, enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except as required by Law, or in accordance with pre existing contractual provisions;

     (viii) make or commit to make any capital expenditure that is in excess of $250,000 individually or $500,000 in the aggregate, except for capital expenditures incurred in connection with entering into new customer contracts in the ordinary course of business and the Contracts Capital Expenditures;

     (ix) pay, lend or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any Contract with, any of its Affiliates, other than (w) the payment of salary, bonus and fringe benefits to the directors, officers and employees of the Company pursuant to existing arrangements, (x) cash distributions with respect to the Interests, (y) repayment of any inter-company indebtedness or
          (z) as contemplated by this Agreement;

     (x) make any change in any method of accounting or accounting principle, method, estimate or practice, except for any such change required by reason of a concurrent change in GAAP;

     (xi) settle, release or forgive any material claim or litigation or waive any right thereto;

     (xii) incur, assume, guarantee or modify any liability or obligation, except for negative cash balances and unpaid checks or drafts incurred in the ordinary course of business consistent with past practice;

     (xiii) make any new, or change any existing, tax election or settle and/or compromise any tax liability, prepare any Returns in a manner which is inconsistent with the past practices of the Company with respect to the treatment of items on such Returns, incur any material liability for Taxes other than in the ordinary course of business or file an amended Return or a claim for refund of Taxes with respect to the income, operations or property of the Company where such actions could result in an increase in a cash payment relating to the Tax liability of the Company;

     (xiv) plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company;

     (xv) enter into any agreement, arrangement or other transaction with any Affiliate, director, officer or shareholder of the Company or the Seller;

     (xvi) take any action that if taken on or prior to the date of this Agreement would cause any of the representations and warranties of the Seller as set forth in Section 5 to be false or incorrect in any material respect; or

     (xvii) take any action in contemplation of or enter into any Contract or letter of intent with respect to, or otherwise commit or agree to do, in each case, whether or not binding or enforceable and whether or not in writing, any of the foregoing.

     In the event that the Company desires to take any of the actions set forth in clauses (i) through (xvii) of this Section 7.1(a) requiring the consent of the Buyer, the Seller shall provide prior written notice to the Buyer, which notice shall specify in reasonable detail the desired action. The Buyer shall respond to any such request from the Seller promptly following receipt of such written notice, and shall be deemed to have consented to the action requested by the Seller in the event that the Buyer has not responded to the Seller within five (5) Business Days after such written notice is given.

SECTION 7.2 CONSENTS AND APPROVALS.

     The Seller shall, and shall cause the Company to, (a) use their commercially reasonable efforts to obtain all Consents set forth on Schedule 11.4; provided, however, that, any provision hereof to the contrary notwithstanding, none of the parties hereto shall have any obligation to (i) pay any fee or offer or grant other financial or other accommodation to any third party for the purpose of obtaining any such Consent (other than customary filing fees of Governmental Entities) or any costs and expenses of any third party resulting from the process of obtaining such Consent or (ii) sell any material portion of the assets or business of the Seller or its Affiliates (other than the Company). The Seller shall make or cause to be made all filings and submissions under laws applicable to it as may be required for the consummation of the transactions contemplated by this Agreement. The Seller shall coordinate and cooperate with the Buyer in exchanging in a timely manner such information and assistance as any of the parties hereto may reasonably request in connection with the foregoing.

SECTION 7.3 ACCESS TO PROPERTIES AND RECORDS

(a) The Seller shall, subject to the provisions of Section 8.6, cause the Company to afford to the Buyer, and to the accountants, counsel and other representatives ("Representatives") of the Buyer, as well as the Buyer's financing sources (and their respective Representatives), reasonable access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to Section 13) to all properties, assets, books, Contracts, and files and records of the Company and, during such period, shall furnish promptly to the Buyer all other information concerning the Company, properties and personnel as the Buyer may reasonably request; provided, however, that (i) the Buyer and its representatives shall take such action as is deemed necessary in the reasonable judgment of the Seller to schedule such access and visits in such a way as to avoid disrupting the normal business of the Company, (ii) the Seller shall not be required to take any action that would constitute a waiver of the attorney-client or other legal privilege, (iii) such access shall not include any subsurface or invasive property testing such as a Phase II environmental site assessment or similar study and (iv) the Seller need not supply the Buyer with any information that, in the reasonable judgment of the Seller, the Seller or the Company are under a contractual, fiduciary or legal obligation not to supply.

(b) As soon as reasonably practicable after the Closing Date (but in any event no later than 120 days after the Closing Date), the Seller will deliver or cause to be delivered to the Buyer all original agreements, documents, books and records and files stored on computer disks or tapes or any other storage medium in the possession of the Seller and its Affiliates relating to the business and operations of the Company since January 1, 2002, provided that all remaining agreements, documents, books, records and files related to the business and operations of the Company prior to January 1, 2002 shall be delivered to the Buyer no later than the one year anniversary of the Closing Date. The Seller shall provide the Buyer and its Representatives reasonable access on and after the Closing to all original agreements, documents, books and records and files stored on computer disks or tapes or any other storage medium in the possession of the Seller and its Affiliates relating to the business and operations of the Company until the same are delivered to the Buyer in accordance with the terms of the preceding sentence. If Buyer desires to have these materials delivered to a location other than 1025 Eldorado Boulevard, Broomfield, Colorado, such delivery shall be at the sole cost and expense of the Buyer.

SECTION 7.4 INSURANCE

(a) All insurance policies will continue to provide insurance protection in the same manner as prior to the date hereof up until the Closing Date; provided, however, the Buyer shall make its own arrangements to cover prior acts under any claims made policies where the claim is not made or reported prior to the Closing Date. Occurrence based policies will continue to provide insurance protection after the Closing Date for acts or alleged acts which took place prior to the Closing.

(b) Provided that the Closing occurs, effective as of the Closing Date, the Seller shall assign to the Buyer, and the Buyer shall be entitled to receive the benefits of, any and all claims and proceeds the Seller or its Affiliates may have with respect to any insurance policies with respect to the Company which relate to occurrences between the date hereof and the Closing, provided that Claims under any policy of the Seller will remain the responsibility of the Seller; and provided further that no adjustment to the Purchase Price shall have been made as a result of such occurrence. The Seller will act on behalf of the Buyer to secure the protection or benefits due under any policy of insurance and will provide to the Buyer status reports upon receipt of reasonable requests. The Seller does not guarantee the performance or payment under any of the policies of insurance.

(c) After the Closing, the Buyer and the Company and not the Seller shall remain responsible for the payment of all insurance premiums, deductibles, retrospective premium adjustments and auditable premium adjustments to the extent they provide coverage or claim payments on behalf of the Company, any Company Employee or the Company's assets.

SECTION 7.5 COMMERCIALLY REASONABLE EFFORTS; FURTHER ASSURANCE

(a) Upon the terms and subject to the conditions of this Agreement, the Seller will use, and shall cause the Company to use, its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, or advisable consistent with applicable law to consummate and make effective in an expeditious manner the transactions contemplated hereby.

(b) From time to time after the Closing, and for no further consideration, the Seller shall, execute, acknowledge and deliver such assignments, transfers, consents, assumptions and other documents and instruments and take such other actions as may be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

(c) The Seller shall use commercially reasonable efforts to cooperate with the Buyer to prepare all financial statements and other information of the Company as may be necessary or appropriate to be included or incorporated by reference in any filing to be effected by the Buyer or any Affiliate thereof pursuant to the Securities Act, or the Securities Exchange Act of 1934, at any time before or after the Closing.

(d) The Seller shall use commercially reasonable efforts to cooperate with the Buyer to transfer to the Company as of the Closing Date the "off-the-shelf" application software provided by Microsoft Corporation and used in the business of the Company on the Closing Date; provided that the Buyer shall be responsible for the payment of any transfer fees required to effect such transfer.

(e) All intercompany accounts between the Company, on the one hand, and the Seller and its Affiliates (other than the Company), on the other hand, shall be paid or otherwise settled prior to the Closing, such that the Estimated Closing Balance Sheet and Closing Balance Sheet shall not reflect any such intercompany accounts.

SECTION 7.6 NOTICE OF BREACH.

     Through the Closing Date, the Seller shall promptly give written notice with particularity upon having knowledge of any matter that constitutes a breach of any representation, warranty, agreement or covenant contained in this Agreement. No such notice, other than with respect to Section 5.5(a), shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect for purposes of determining the satisfaction of the conditions set forth in Section 12 or the compliance by the Seller with any covenant set forth herein or the Buyer's rights to indemnification pursuant to
Section 10; provided, however, that with respect to any such notice with respect to Section 5.5(a) (other than such a notice relating to a customer Contract listed as of the date hereof in Schedule 5.17), no such notice shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect for purposes of determining the satisfaction of the conditions set forth in Section 12 or the compliance by the Seller with any covenant set forth herein or the Buyer's rights to indemnification pursuant to Section 10 to the extent the matter to which such notice refers would have, individually or in the aggregate with all other such matters, a Company Material Adverse Effect, disregarding for this purpose the exceptions contained in clauses (i) and (ii) of Section 5.5(a)(a "Material Consent Notice"). Notwithstanding anything to the contrary contained in this agreement, the Buyer hereby agrees and acknowledges that the Buyer shall not have the right to terminate this Agreement pursuant to
Section 13.1(b) prior to December 31, 2005 (the "Termination Date") on the basis of a matter set forth in a Material Consent Notice and the Seller shall have the right to cure a breach of a representation and warranty related exclusively to such matter until the date immediately prior to the Termination Date.

SECTION 7.7       NON-COMPETITION; NON-INTERFERENCE

(a) In consideration of the purchase of the Interests by the Buyer for the period commencing on the Closing Date and ending on the first anniversary of the Closing Date:

     (i) the Seller shall not, and shall cause its majority controlled Affiliates to not, attempt to hurt, hinder, diminish or interfere with the relationship between the Company and any Person that is a customer or client of the Company on the Closing Date (each, a "Company Customer") (including making any negative or disparaging statements or communications about the Company); and

     (ii) the Seller shall not, and shall cause its majority controlled Affiliates to not, within the United States of America or any state, region or territory thereof, engage, directly or indirectly, in the provision of full outsourcing of information technology infrastructure management for mainframe or client/server systems services (a "Competing Business"); provided that such limitation shall in no manner restrict the Seller and its majority controlled Affiliates from offering to any Person any service offered by the Seller and its majority controlled Affiliates on the date hereof, including colocation services, content distribution and all related services.

(b) For the avoidance of doubt and notwithstanding any provision of this Agreement to the contrary, the Seller and its majority controlled Affiliates shall not be deemed to be engaged directly or indirectly in a Competing Business or otherwise have breached any obligation set forth in
     Section 7.7(a)(i) if the Seller or such majority controlled Affiliate is providing any services that are not Competing Business services that enable an unrelated third Person to engage in, or such Person is otherwise engaged in, a Competing Business, including colocation services, content distribution and all related services. In addition, for the avoidance of doubt and notwithstanding any provision of this Agreement to the contrary, the Seller or any of its majority controlled Affiliates solicitation of any Company Customer for the sale of any product or service other than a Competing Business service shall not be deemed to be a violation of Section 7.7(a)(i).

(c) Notwithstanding any provision of this Agreement to the contrary, the Seller and its majority controlled Affiliates may engage in a Competing Business that results from the acquisition of a Person, or the assets of a Person, that is engaged in a Competing Business; provided that the total revenues of such acquired Person or acquired assets that are attributable to the Competing Business represent less than 25% of the consolidated total revenues of such Person.

(d) It is the desire and intent of the parties to this Agreement that the provisions of this Section 7.7 shall be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this Section 7.7 shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

(e)  The parties recognize that the performance of the obligations under this
     Section 7.7 by the Seller is special, unique and extraordinary in character, and that in the event of the breach by the Seller of the terms and conditions of this Section 7.7 to be performed by the Seller, the Buyer and the Company shall be entitled, if it so elects, to seek damages for any breach of this Section 7.7, and/or to enforce the specific performance thereof by the Seller or to enjoin the Seller from performing services for any Person.

SECTION 7.8 NON-SOLICITATION OF EMPLOYEES

(a) In consideration of the purchase of the Interests by the Buyer, the Seller shall not, and shall cause its majority controlled Affiliates to not, for the period from the Closing Date until the date that is 18 months after the Closing Date, solicit, directly or indirectly, for itself or on behalf of a third party, the services of any Company Employee employed by the Company immediately prior to the Closing Date. Nothing herein is intended to preclude (i) the Seller's or its majority controlled Affiliates' general solicitations in public media regarding opportunities for employment with Seller, (ii) the Seller's or its majority controlled Affiliates' solicitation of any Company Employee employed by the Company immediately prior to the Closing Date (as an employee, consultant or otherwise) whose employment by the Company (or any of its Affiliates) shall have been terminated at the instigation of the Company (or such Affiliate, as the case may be), if the activities associated with such solicitation are commenced after the last date of employment of such Company Employee by the Company (or its Affiliate, as the case may be) or (iii) unsolicited submissions from any such Company Employee.

(b) In consideration of the purchase of the Interests by the Buyer, the Seller shall not, and shall cause its majority controlled Affiliates to not, for the period from the Closing Date until the date that is six (6) months after the Closing Date, hire any Company Employee employed by the Company immediately prior to the Closing Date. Nothing herein is intended to preclude Seller's or its majority controlled Affiliates' hiring any such Company Employee (as an employee, consultant or otherwise) whose employment by the Company (or any of its Affiliates) shall have been terminated at the instigation of the Company (or such Affiliate, as the case may be), if the activities associated with such hiring are commenced after the last date of employment of such Company Employee by the Company (or its Affiliate, as the case may be).

(c) It is the desire and intent of the parties to this Agreement that the provisions of this Section 7.8 shall be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this Section 7.8 shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

(d)  The parties recognize that the performance of the obligations under this
     Section 7.8 by the Seller is special, unique and extraordinary in character, and that in the event of the breach by the Seller of the terms and conditions of this Section 7.8 to be performed by the Seller, the Buyer and the Company shall be entitled, if it so elects, to seek to enforce the specific performance thereof by the Seller.

SECTION 8. COVENANTS OF THE BUYER.

SECTION 8.1 ACTIONS BEFORE EFFECTIVE DATE.

     The Buyer shall not take any action which shall cause it to be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement in any material respect.

SECTION 8.2 CONSENTS AND APPROVALS

(a) The Buyer shall use commercially reasonable efforts to obtain all consents and approvals of Governmental Entities and third parties required to be obtained by it to effect the transactions contemplated by this Agreement. The Buyer shall make or cause to be made all filings and submissions under laws applicable to it as may be required for the consummation of the transactions contemplated by this Agreement. The Buyer shall coordinate with the Seller in exchanging in a timely manner such information and assistance as any of the parties hereto may reasonably request in connection with the foregoing.

(b) Notwithstanding anything herein to the contrary, the Buyer shall not be required by this Section 8.2, Section 8.3 or any other provision of this Agreement to take or agree to undertake any action, including entering into any consent decree, hold separate order or other arrangement, that would
     (A) require the divestiture of material assets of the Buyer, the Company or any of their respective Affiliates, (B) materially limit the Buyer's freedom of action with respect to, or its ability to consolidate and control, the Company or any of its assets or businesses or any of the Buyer's or its Affiliates' other assets or businesses or (C) materially limit the Buyer's ability to require or hold, or exercise full rights of ownership with respect to the Interests.

SECTION 8.3 COMMERCIALLY REASONABLE EFFORTS.

     Upon the terms and subject to the conditions of this Agreement, the Buyer shall use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

SECTION 8.4 NOTICE OF BREACH.

     Through the Closing Date, the Buyer shall promptly give written notice with particularity to the Seller upon having knowledge of any matter that may constitute a breach of any of its representation, warranty, agreement or covenant contained in this Agreement.

SECTION 8.5 EMPLOYEES AND EMPLOYEE BENEFITS

(a) Effective as of the Closing Date, Company Employees employed immediately prior to the Closing shall continue their employment without interruption at the same base annual salary or hourly wage rate, as applicable, and a comparable position as pertained to such employees immediately prior to the Closing. Except as may be specifically required by applicable law or the terms of any employment agreement relating to Company Employees, the Company shall not have any obligation to continue any employment relationship with any employees for any specific period of time after the Closing Date. Anything herein to the contrary notwithstanding, in the event that the employment of any Company Employee employed by the Company immediately prior to the Closing shall be terminated (including constructively terminated) without Cause by the Company prior to the first anniversary of the Closing Date, the Company shall provide each such employee with a severance benefit that is set forth in Schedule 8.5(a), provided that (i) the Seller hereby agrees and acknowledges that such severance benefits shall only cover Company Employees employed by the Company immediately prior to the Closing that are terminated by the Company before the first anniversary of the Closing Date, and (ii) receipt of such severance benefits shall be conditioned on the execution and delivery by the Company Employee of an unconditional release in the form attached hereto as Exhibit B. At the written request of the Seller, the Buyer shall provide prompt written confirmation regarding the employment status of any Company Employee employed immediately prior to the Closing. For purposes of this Agreement, (A) constructive termination shall mean a reduction in base salary or a change of location for work assignment greater than 50 miles from the current assignment without appropriate relocation compensation and/or cost of living adjustments and (B) "Cause" shall mean (I) intentional and material breach of trust or fiduciary duty or other material dishonesty by a Company Employee with respect to the Company or an Affiliate thereof, (II) a Company Employee's conviction of (or his or her plea of guilty or nolo contendere to) a crime involving personal dishonesty or moral turpitude; or (III) willful or persistent failure by a Company Employee to perform his material duties and responsibilities for more than thirty (30) days after written notice by the Company or an Affiliate thereof to the Company Employee of such failure and Company Employee's failure to cure such performance failure.

(b) As of the Closing Date, the Buyer shall cause the Company to: (i) honor and satisfy all obligations and liabilities that have accrued as of the Closing Date for Company Employees under the Benefit Plans set forth in Schedule 8.5(b) hereto to extent that Company Employees participate in such Benefit Plans, including the Company's bonus program in a manner consistent with the Company's prior practice (the "Company Plans"), and (ii) continue to provide Company Employees with benefits no less favorable in the aggregate than the benefits received by them under the Company Plans, by providing to the Company Employees benefits received by similarly situated employees under plans maintained by the Buyer and its Affiliates (the "Buyer Plans"). Effective on the Closing Date, the Buyer shall arrange for all Company Employees to participate in a Buyer Plan as contemplated by the first sentence of this paragraph (b); provided that (i) such participants shall receive full credit for all service with the Company and its Affiliates, including, but not limited to, recognition of service for eligibility, vesting and, to the extent not duplicative of benefits received under any such arrangement, the amount of benefits, (ii) such participants shall participate in the Buyer Plans on terms that are no less favorable than offered to similarly situated employees of the Buyer, (iii) the Buyer shall waive, or cause its insurance carriers to waive, all limitations as to pre-existing and at-work conditions, if any, with respect to participation and coverage requirements applicable to the participants under the Buyer's welfare plans (except for limitations or waiting periods that are already in effect and that have not been satisfied with respect to such participants), and (iv) shall provide credit to the participants for any deductibles or out of pocket maximum amounts paid by such participants under the Company Plans.

(c) As of the Closing Date, the Company shall withdraw from and shall cease to participate in (or have any liability for matters arising after the Closing Date with respect to) all Benefit Plans set forth in Schedule 8.5(c) hereto (the "Seller Plans"). For the avoidance of doubt, the Seller shall retain responsibility for any claims that are incurred on or prior to the Closing Date under such Seller Plans. For this purpose, claims under any medical, dental, vision, or prescription drug plan will be deemed to be incurred on the date that the service giving rise to such claim is performed and not when such claim is made, and claims for disability under any long or short term disability plan will be incurred on the date the condition occurs giving rise to such disability as certified by the attending physician to the disability insurance carrier. To the extent that a claim relates to multiple dates of service, each such date of service shall be treated separately for purposes of this Section 8.5(c).

(d) Schedule 8.5(d) sets forth estimated accrued commissions, bonuses, and vacation accruals as of the Closing Date. This Schedule shall be updated immediately prior to the Closing Date.

SECTION 8.6 CONFIDENTIALITY.

     Until the Closing, the Buyer shall hold, and shall cause its employees, agents, Affiliates, consultants, representatives and advisors to hold, any information which it or they receive in connection with the activities and transactions contemplated by this Agreement in strict confidence in accordance with and subject to the terms of the Confidentiality Agreement, dated as of April 26, 2005, between the Seller and the Buyer (the "Confidentiality Agreement").

SECTION 8.7 ACCESS TO PROPERTIES AND RECORDS.

     The Buyer shall, subject to the Seller's executing a confidentiality agreement imposing obligations upon the Seller, its Affiliates, accountants, counsel and representatives substantially similar to those obligations imposed upon the Buyer, its Affiliates and representatives under the Confidentiality Agreement and consistent with the intent of this Section 8.7, afford the Seller, and to the Representatives of the Seller, reasonable access on and after the Closing Date and for a period of seven years to those portions of the books, Contracts, and files and records of the Company that relate to activities prior to the Closing Date (as well as to the employees and auditors of the Company with knowledge of the activities of the Company prior to the Closing Date) so as to permit the Seller to comply with applicable financial reporting, tax and any other legal requirement; provided, however, that (i) the Seller and its representatives shall take such action as is deemed necessary in the reasonable judgment of the Buyer to schedule such access and visits in such a way as to avoid disrupting the normal business of the Buyer and its Affiliates, (ii) the Buyer shall not be required to take any action that would constitute a waiver of the attorney-client or other legal privilege and (iii) the Buyer need not supply the Seller with any information that, in the reasonable judgment of the Buyer, the Buyer, the Company are under a contractual, fiduciary or legal obligation not to supply.

SECTION 8.8 LEVEL 3 NAME

     Prior to the 10th day after the Closing, the Buyer shall, and agrees to cause the Company to, cease use of the Level 3 Name, provided that the Company may use and distribute Company stationery, business cards, advertising and promotional materials bearing the Level 3 Name, but only in the precise manner and to the extent used by the Company immediately prior to the Closing Date and for transition purposes only (for a period not to exceed thirty days after the Closing Date). The Buyer agrees and acknowledges that all use of the Level 3 Name is at the sole risk of the Buyer and Seller makes no express or implied warranty of any kind in connection with the limited license of the Level 3 Name granted hereunder. "Level 3 Name" shall mean any trademarks, trade names, service marks, domain names or logos containing or incorporating the term "Level 3," whether alone or in combination with any other names, words, phrases or designs. Upon the request of the Seller, an officer of the Buyer shall certify in writing the Buyer's compliance with the terms of this Section 8.8.

SECTION 9. TAXES.

(a) The Seller shall prepare and file when due, or cause to be prepared and shall file or cause to be filed when due, all Tax Returns of the Company and consolidated or combined income Tax Returns that include the Company, for all Tax periods ending on or prior to the Closing Date. With respect to Tax Returns, other than consolidated or combined income Tax Returns, which have been prepared by the Seller to be filed by the Company after the Closing Date, the Seller shall deliver such Tax Returns to the Buyer at least ten (10) days prior to their due date for the review, comment and approval of the Buyer, which approval shall not be unreasonably withheld. The Seller shall make such revisions to such Tax Returns as are reasonably requested by the Buyer where the requested revisions of the Buyer are received by the Seller within three (3) Business Days of the return filing date. The Buyer shall cause the Company, as required, to sign such Tax Returns and file such Tax Returns with the appropriate Taxing Authority, on or before the due date thereof and provide the Seller with a copy of the signed return. The Seller shall pay all Taxes shown due on such Tax Returns. In addition, the Seller shall pay all other Taxes imposed on the Company or for which the Company may be liable (including by reason of Treasury Regulation Section 1.1502-6 or similar provisions of State or local law) for or in respect of any Pre-Closing Tax Period or arising out of the breach of any representation in Section 5.11 and shall pay the amounts due to Nebraska in respect of recapture of LB 775 property tax exemptions that are described on Schedule 5.11(a).

(b) The Buyer shall prepare and file, or cause to be prepared and filed, all Tax Returns required to be filed by the Company for any taxable period ending after the Closing Date, including any Straddle Period. The Seller shall remit (or cause to be remitted) to the Buyer the amount of Taxes due in respect of the portion of such Straddle Periods ending on the Closing Date. With respect to Tax Returns for a Straddle Period, the Buyer shall permit the Seller to review and comment on such Tax Returns within ten (10) days prior to filing of such Tax Returns and shall make such revisions to such Tax Returns as are reasonably requested by the Seller. The Buyer shall prepare Tax Returns involving Straddle Periods by applying elections and methods of accounting that are consistent with those made or used by the Company in prior taxable periods or such other elections and methods to which the Seller consents, such consent not to be unreasonably withheld.

(c) For the sole purpose of appropriately apportioning any Taxes relating to a Straddle Period, the Buyer will, to the extent permitted by applicable law, elect with the relevant Taxing Authority to treat for all purposes the Closing Date as the last day of a taxable period of the Company. In the case where applicable law does not permit the Company to treat the Closing Date as the last day of a taxable period, then for purposes of this Agreement, the portion of such Tax that is attributable to the Company for the part of such taxable period that ends on the Closing Date shall be (i) in the case of a Tax that is not based on net income, the total amount of such Tax for the full taxable period that includes the Closing Date multiplied by a fraction, the numerator of which is the number of days from the beginning of such taxable period to and including the Closing Date and the denominator of which is the total number of days in such full taxable period, and (ii) in the case of a Tax that is based on net income, the Tax that would be due on a separate return basis with respect to such partial period, if such partial period were a full taxable period, apportioning income, gain, expenses, loss, deductions and credits equitably based on an interim closing of the books. The benefits of lower Tax brackets and other similar benefits shall be apportioned in making the calculation of such allocated portions on the basis of the number of days in the Buyer's and the Seller's holding periods for the taxable period beginning before and ending after the Closing Date.

(d) Any refunds or credits of Taxes of the Company for any Pre-Closing Tax Period shall be for the account of the Seller except for (i) refunds or credits relating to the carryback of net operating losses or other attributes in separate Returns, which shall be for the account of the Buyer and (ii) refunds or credits relating to timing differences in the recognition of Tax items, which shall be shared by the Buyer and the Seller to reflect the redetermined recognition of such items.

(e) Unless the Seller provides written consent thereto, (i) the Buyer shall not file any amended Tax Return with respect to the Company relating to any Pre-Closing Tax Periods or file any claim for a refund of Taxes relating to a Pre-Closing Tax Period of the Company, and shall prevent each of the Company from filing such amended Tax Returns or claims for a refund of Taxes, except where such filing relates to Separate Returns; (ii) neither the Buyer nor the Company shall carry back from a taxable period subsequent to the Closing Date to a Pre-Closing Tax Period any net operating loss or other Tax attribute of the Company except in respect of separate Returns; and (iii) the Buyer shall not take, or allow or cause the Company to take, any action out of the ordinary course of business (including omitting any action) the effect of which may increase the Taxes of the Company for any Pre-Closing Tax Period or Straddle Period.

(f) The Seller will cause any Tax sharing agreement or similar arrangement between the Company and the Seller or any of its Affiliates to be terminated, effective as of the Closing Date, to the extent that any such agreement relates to the Company, and after the Closing Date the Company shall not have any obligation under any such agreement or arrangement for any past, present or future period.

(g) The Seller, the Buyer, the Company and their Affiliates shall treat any and all payments under Section 10.2 and Section 10.3 as an adjustment to the purchase price for Tax purposes unless they are required to treat such payments otherwise by applicable law.

SECTION 9.2 COOPERATION.

     The Seller and the Buyer shall cooperate in good faith, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives to cooperate in good faith, in connection with (i) the preparation and filing of all Tax Returns relating to the Company, (ii) the determination of the Seller, the Buyer or their respective Affiliates, as the case may be, of any liability for any Taxes relating to the Company, (iii) any audit, dispute or other examination or assessment by any Taxing Authority with respect to such Taxes, or (iv) any judicial or administrative proceeding relating to liability for such Taxes. Such cooperation shall include (1) maintaining and making available all Tax Records, as defined below, reasonably relevant to the calculation of Taxes relating to the Company for which the party requesting cooperation may be responsible, including providing copies of such Tax Records at the expense of the requesting party; (2) making available and providing reasonable access to officers, employees, agents, auditors and other representatives so that they may reasonably provide any additional information or explanation with respect to any Tax Records provided pursuant to this Section
9.2 or with respect to other information relating to Taxes otherwise provided pursuant to this Agreement; (3) retaining and maintaining all Tax Records relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations (and, to the extent notified by the Seller, any extensions thereof) for the respective Tax period, giving reasonable written notice prior to transferring, destroying or discarding any such Tax Records, and if the Buyer or the Seller so requests, allowing the requesting party to take possession or make a copy of such Tax Records; (4) with respect to Tax Records pertinent to the Company relating to any taxable period beginning before the Closing Date, providing the Seller or the Buyer, as the case may be, 60 days written notice of the transfer of any such Tax Records if as a result of the transfer such Tax Records will be located primarily outside the United States or, if such notice is not provided on a timely basis, providing copies of such Tax Records at the expense of the party that failed to provide such timely notice to the extent requested by the other party. "Tax Records" shall include all books, records, Tax Returns, information statements, schedules, work papers, correspondence, and any other similar information, documents or data (including, without limitation, any computer programs, software, e-mails, or other information stored on electronic, magnetic or optical media) relating Taxes for Company for any Pre-Closing Tax Period or Straddle Period. The Buyer and the Seller shall hold, and each of the Affiliates shall use its commercially reasonable efforts to hold in strict confidence all information relating to Taxes, Tax Returns and Tax Records concerning the other party obtained by it prior to Closing Date or furnished to it by such other party pursuant to this Agreement.

SECTION 9.3 CONTEST PROVISIONS

(a) Each of the Buyer, on the one hand, and the Seller, on the other hand (the "Recipient"), shall notify each of the other parties in writing within fifteen (15) days of receipt by the Recipient of written notice of any notice of deficiency, proposed adjustment, assessment or other administrative or court proceeding, suit, dispute or other claim (a "Tax Claim") which could affect the liability for Taxes of such other party; provided, however, that the failure of the Indemnitee to give prompt notice to the Indemnitor shall not release the Indemnitor of its indemnification obligations hereunder, except to the extent the Indemnitor shall have been prejudiced by such lack of timely and adequate notice.

(b) The Seller shall have the sole right to represent and control the Company's interests in any Tax Claim relating to taxable periods ending on or before the Closing Date and to employ counsel of its choice at its expense; however, the Buyer shall be entitled to participate at its expense in any Tax Claim relating to such periods. None of the Buyer, the Company, nor any of their Affiliates may settle or otherwise dispose of any Tax Claim for which any the Seller may have a liability under this Agreement, or which may result in an increase in the Seller's liability under this Agreement, without the prior written consent of the Seller, which consent may be withheld in the sole discretion of the Seller, unless the Buyer fully indemnifies the Seller in writing with respect to such liability and any other adverse consequence of such settlement in a manner satisfactory to the Seller. None of the Seller or any of its Affiliates may settle or otherwise dispose of any Tax Claim for which the Buyer may have a liability under this Agreement, or which may result in an increase in the Buyer's liability under this Agreement, without the prior written consent of the Buyer, which consent may be withheld in the sole discretion of the Buyer, unless the Seller agrees to fully indemnify the Buyer in writing with respect to such liability in a manner satisfactory to the Buyer. None of the Seller or any of its Affiliates may settle or otherwise dispose of any Tax Claim for a Pre-Closing Period (other than settlements or dispositions relating to the federal consolidated income tax return or state income tax returns filed on a combined/consolidated basis that will not increase a cash payment relating to the Tax liability of the Company) without the consent of the Buyer, which consent shall not be unreasonably withheld.

SECTION 9.4 TRANSFER TAXES.

     All excise, sales, use, value added, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, resulting directly from the transactions contemplated by this Agreement (the "Transfer Taxes"), shall be borne by the Buyer and, where Tax Returns relating to Transfer Taxes are prepared by the Seller, shall pay to the Seller, upon demand by the Seller, any Transfer Taxes due. Notwithstanding Section 9.1, which shall not apply to Tax Returns relating to Transfer Taxes, any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local law for filing such Tax Returns, and such party will use its reasonable efforts to provide such Tax Returns to the other party at least 10 days prior to the due date for such Tax Returns.

SECTION 9.5 SECTION 338(H)(10) ELECTIONS

(a) Seller and Buyer will make, or will cause to be made, elections (the "Elections") under Section 338(h)(10) of the Code and the regulations promulgated thereunder in respect of the purchase of the Interests and under any corresponding or similar provisions of state or local law in respect of such purchase. On all Tax Returns, Seller and Buyer will report the transfers under this Agreement consistent with the Elections. Neither Seller nor Buyer will take a position contrary to the Elections unless required to do so by applicable Tax laws pursuant to a determination as defined in Section 1313(a) of the Code.

(b) Buyer will prepare at its expense and deliver a Form 8023, together with all required attachments, to Seller for its review, approval and signature at least 30 days before the due date thereof. After Seller's review, approval and execution of Form 8023, which will not be unreasonably withheld, Buyer will file the Form 8023. Seller shall take such other actions as Buyer may reasonably request in order to effectuate the Elections.

(c) Within 150 days after the Closing Date, the Buyer shall prepare an allocation of the Purchase Price and the amount of liabilities of the Company that are liabilities for federal income Tax purposes. The Buyer Initial Shares and Buyer Additional Shares shall be valued at the average of the high and low trading prices of Buyer Stock on the Closing Date, in the case of the Buyer Initial Shares or the date the Seller becomes entitled to receive the Buyer Additional Shares. Within 30 days of delivery of the proposed allocation schedule, the Seller shall notify the Buyer of any objections to such allocation or its agreement to it. If Seller objects to such allocation, the parties shall negotiate in good faith to agree to such allocation before the due date (including extensions) of their federal income tax returns for the year including the Closing Date. For purpose of determining the amount of the Purchase Price for this purpose, subject to the requirements of any applicable federal, state, local or foreign Tax law, all Tax Returns filed by the Buyer, the Company and the Seller, including, without limitation, Form 8883 relating to the purchase of the Interests, shall be prepared consistently with such allocation. In the event of any purchase price adjustment hereunder, the Buyer and the Seller agree to adjust such allocation to reflect such purchase price adjustment and to file consistently any Tax Returns required as a result of such purchase price adjustment. If the parties fail to reach agreement on such allocation, each shall file its tax returns as it determines is proper.

(d) Buyer on the one hand and Seller on the other hand agree to cooperate, and to cause their respective affiliates to cooperate, with the other in preparing, executing and filing any Tax forms and other documents required under Section 338(h)(10) of the Code and other applicable laws so that the Elections will be made in a proper and timely manner.

(e) To the extent permitted by state and local laws, the principles and procedures of Section 9.5(a) and (b) hereof shall also apply with respect to Section 338(h)(10) and to forms and related documents to be filed pursuant thereto.

SECTION 9.6 SURVIVAL; EXCLUSIVE REMEDY

(a) All obligations under this Section 9 shall survive the Closing and continue until 120 days following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

(b) In the event of any conflict between the provisions of this Section 9 and the other provisions of this Agreement, this Section 9 shall be controlling with respect to any claim for indemnification for Taxes. For avoidance of doubt, the indemnification obligations pursuant to this Section 9 shall not be subject to the limitations of Section 10.2.

SECTION 10. INDEMNIFICATION.

SECTION 10.1 SURVIVAL.

     Each of the representations and warranties set forth in this Agreement or in any certificate delivered in connection with the Closing shall survive the Closing for a period terminating on the one year anniversary of the Closing Date; provided, however, that:

(a) the representations and warranties set forth in Sections 5.1, 5.3, 5.6, 5.7 and 5.27 (collectively referred to herein as the "Core Representations"), shall survive indefinitely;

(b) the representations and warranties set forth in Section 5.11 relating to Taxes shall survive until the close of business on the day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof);

(c) the representations and warranties set forth in Section 6.10 shall survive indefinitely; and

(d) the representations and warranties set forth in Section 6.11 relating to the Registration Statement shall survive until the close of business on the day following the expiration of the applicable statute of limitations with respect to liabilities under U.S. federal securities laws for the resale of Buyer Shares pursuant to the Registration Statement.

     No claim or action arising out of or related to a breach of a representation or warranty under this Agreement shall be asserted by any Indemnitee after the expiration of the survival period for such representation or warranty, unless notice of such claim or action is given to the Indemnitor in accordance with Section 10.4 prior to expiration of such survival period (in which case such a representation or warranty shall survive until such claim has been finally resolved).

     Any covenant contained in this Agreement shall survive the Closing for the time period specified in this Agreement, unless otherwise waived.

SECTION 10.2 INDEMNIFICATION BY THE SELLER

(a) Notwithstanding the Closing, the Seller shall indemnify and agree to save and hold the Buyer and its Affiliates and their respective directors, officers, and employees (the "Buyer Indemnitees"), harmless against any Losses incurred by any Buyer Indemnitee after the Closing, to the extent such losses arise out of or result from any one or more of the following:

     (i) a breach of any representation or warranty of the Seller contained in the Core Representations or in any certificate delivered to the Buyer in connection with the Closing relating to any matter contemplated by the Core Representations; or

     (ii) a breach of any representation or warranty of the Seller contained in this Agreement other than in the Core Representations or in any certificate delivered to the Buyer in connection with the Closing relating to any matter not contemplated by the Core Representations; or

     (iii) a breach of the covenants or agreements of the Seller contained in this Agreement (other than those contained in Section 9, which has an exclusive remedy associated therewith).

(b)  Notwithstanding anything in this Section 10.2 to the contrary:

     (i)  the Seller shall not have any liability under Section 10.2(a)(ii) or
          Section 10.2(a)(iii) for any Losses unless the aggregate of all Losses relating thereto for which the Seller would, but for this Section 10.2(b)(i), be liable exceeds on a cumulative basis an amount equal to $1,000,000.00 and then only to the extent of any such excess; provided, however, that this clause (i) shall not apply to Losses arising under Section 10.2(a)(i);

     (ii) the Seller shall not have any liability with respect to matters covered by Section 10.2(a)(ii) or Section 10.2(a)(iii) (whether such liability would be pursuant to such section or under any other theory of liability) or Section 9 for any individual items where the Loss relating thereto is less than $7,500 and such items shall not be aggregated for purposes of clause (i) of this Section 10.2(b);

     (iii) the maximum amount for which the Seller shall be liable with respect to matters covered by Section 10.2(a)(i) shall not exceed in the aggregate an amount equal to the Purchase Price; and

     (iv) the maximum amount for which the Seller shall be liable with respect to matters covered by Section 10.2(a)(ii) and Section 10.2(a)(iii) shall not exceed in the aggregate an amount equal to 50% of the Purchase Price.

SECTION 10.3 INDEMNIFICATION BY THE BUYER.

     Notwithstanding the Closing, the Buyer shall indemnify and agree to save and hold the Seller harmless against, any Losses incurred by the Seller after the Closing, to the extent such Losses arise out of or result from, any one or more of the following:

(a) a breach of any representation or warranty of the Buyer contained in this Agreement or in any certificate delivered to the Seller in connection with the Closing; or

(b) a breach of any covenant or agreement of the Buyer contained in this Agreement.

SECTION 10.4 PROCEDURES FOR INDEMNIFICATION.

     If a party entitled to indemnification under this Section 10 (an "Indemnitee") asserts that a party obligated to indemnify it under this Section 10 (an "Indemnitor") has become obligated to such Indemnitee pursuant to Section
10.2 or 10.3, or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnitor may become obligated to an Indemnitee hereunder (a "Third Party Claim"), such Indemnitee shall give prompt written notice thereof to the Indemnitor; provided, however, that the failure of the Indemnitee to give prompt notice to the Indemnitor shall not release the Indemnitor of its indemnification obligations hereunder, except to the extent the Indemnitor shall have been prejudiced by such lack of timely and adequate notice. The Indemnitor shall have the right, but not the obligation, upon written notice to the Indemnitee within 15 days of receipt of notice of commencement of a Third Party Claim, to defend, contest or otherwise protect the Indemnitee against any such suit, action, investigation, claim or proceeding at its sole cost and expense with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnitee. If the Indemnitor assumes the defense of any Third Party Claim, the Indemnitor shall not, without the prior written consent of the Indemnitee, enter into any settlement or compromise or consent to the entry of any judgment with respect to such Third Party Claim if such settlement, compromise or judgment (i) involves a finding or admission of wrongdoing, (ii) does not include an unconditional written release by the claimant or plaintiff of the Indemnitee from all liability in respect of such Third Party Claim or (iii) imposes equitable remedies or any obligation on the Indemnitee other than solely the payment of money damages for which the Indemnitee will be indemnified hereunder. If the Indemnitor so elects to defend, contest or otherwise protect the Indemnitee, the Indemnitee shall (i) make available to the Indemnitor all relevant books and records in its possession and
(ii) cooperate and assist the Indemnitor to the extent reasonably possible. The Indemnitee shall have the right, but not the obligation, to participate in the defense thereof by counsel of the Indemnitee's choice, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless the named parties to the Third Party Claim (including any impleaded parties) include both the Indemnitor and the Indemnitee, and the Indemnitee reasonably determines, based upon a written opinion of outside counsel, that representation by counsel to the Indemnitor of both the Indemnitee and the Indemnitor may present such counsel with a conflict of interest. If the Indemnitor fails to defend, contest or otherwise protect against such Third Party Claim, the Indemnitee shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Indemnitee shall be entitled to recover the entire cost thereof from the Indemnitor, including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such suit, action, investigation, claim or proceeding; provided that the Indemnitee shall not compromise or settle any such suit, action, investigation, claim or proceeding without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld. In the event of any conflict between the provisions of this Section 10.4 and the provisions of
Section 9, the provisions of Section 9, as they relate solely to Tax liabilities, shall govern.

SECTION 10.5 EXCLUSIVE REMEDY.

     Notwithstanding any provision of this Agreement to the contrary, absent fraud on the part of any party, indemnification claims brought in accordance with and subject to this Section 10 shall be the exclusive remedy of any Indemnitee after the Closing with respect to, arising out of or resulting from the subject matter of this Agreement (except as provided in Sections 7.7, 7.8 and 9 hereof).

SECTION 10.6 LIMITATION ON LOSSES.

     Notwithstanding anything in this Agreement to the contrary, the amount of any Losses shall be reduced to give effect to any tax benefits to the Indemnitee resulting from any such Losses.

SECTION 10.7 MITIGATION.

     Each Indemnitee shall make commercially reasonable efforts to mitigate any claim or liability that such Indemnitee asserts under this Section 10 or Section 9.

SECTION 11. CONDITIONS PRECEDENT TO PERFORMANCE BY THE SELLER.

     The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Seller in its sole discretion:

SECTION 11.1 REPRESENTATIONS AND WARRANTIES OF THE BUYER.

     (1) The representations and warranties of the Buyer set forth in Sections
6.7 and 6.10 shall be true and correct in all material respects (except that all representations and warranties qualified by materiality shall be true and correct in all respects) at and as of the date of this Agreement and at and as of the Closing as though made at and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such date); and (2) the other representations and warranties of the Buyer set forth herein shall be true and correct at and as of the date of this Agreement and at and as of the Closing as though made at and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such date), provided that no representation or warranty of the Buyer shall be deemed untrue or incorrect for purposes of this clause (2) as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of the Buyer, has had or would reasonably be expected to have, a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material," "materiality," "in all material respects," or similar terms or phrases in any such representation or warranty. The Seller shall have received a certificate to that effect dated the Closing Date and signed by an executive officer of the Buyer.

SECTION 11.2 PERFORMANCE OF THE OBLIGATIONS OF THE BUYER.

     The Buyer shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date, and the Seller shall have received a certificate to that effect dated the Closing Date and signed by an executive officer of the Buyer.

SECTION 11.3 ANTI-TRUST.

     Any applicable waiting period under the HSR Act shall have expired or been terminated.

SECTION 11.4 CONSENTS AND APPROVALS.

     The Consents set forth in Schedule 11.4 shall have been granted by the Closing Date.

SECTION 11.5 NO VIOLATION OF ORDERS.

     No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any Governmental Entity that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect; and no action or proceeding before any court or regulatory authority, domestic or foreign, shall have been instituted or threatened by any Governmental Entity or by any other Person, which seeks to prevent the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement, and which in any such case has a reasonable likelihood of success in the opinion of counsel to the Seller.

SECTION 12. CONDITIONS PRECEDENT TO PERFORMANCE BY THE BUYER.

     The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Buyer in its sole discretion:

SECTION 12.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER.

     (1) The representations and warranties of the Seller set forth in Sections 5.6, 5.10(a)(i) and 5.27 shall be true and correct in all material respects (except that all representations and warranties qualified by materiality or Material Adverse Effect shall be true and correct in all respects) at and as of the date of this Agreement and at and as of the Closing as though made at and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such date); and (2) the other representations and warranties of the Seller set forth herein shall be true and correct at and as of the date of this Agreement and at and as of the Closing as though made at and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such date), provided that no representation or warranty of the Seller shall be deemed untrue or incorrect for purposes of this clause (2) as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of the Seller, has had or would reasonably be expected to have, a Company Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material," "materiality," "in all material respects," "material adverse change," "Material Adverse Effect" or similar terms or phrases in any such representation or warranty. The Buyer shall have received a certificate to that effect dated the Closing Date and signed by an executive officer of the Seller.

SECTION 12.2 PERFORMANCE OF THE OBLIGATIONS OF THE SELLER.

     The Seller shall have performed in all material respects all obligations required under this Agreement to be performed by them on or before the Closing Date, and the Buyer shall have received a certificate to that effect dated the Closing Date and signed by an executive officer of the Seller.

SECTION 12.3 CONSENTS AND APPROVALS.

     The Consents set forth in Schedule 12.3 shall have been granted by the Closing Date.

SECTION 12.4 ANTI-TRUST.

     Any applicable waiting period under the HSR Act shall have expired or been terminated.

SECTION 12.5 NO VIOLATION OF ORDERS.

     No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any Governmental Entity, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any Governmental Entity or by any other Person which seeks to prevent the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement, and which in either such case has a reasonable likelihood of success in the opinion of counsel to the Buyer.

SECTION 12.6 TRANSITION SERVICES AGREEMENT.

     The Buyer and the Seller shall have entered into a Transition Services Agreement in the form of Exhibit A attached hereto.

SECTION 13. TERMINATION.

SECTION 13.1 CONDITIONS OF TERMINATION.

     Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time before the Closing:

(a)  By mutual consent of the Seller and the Buyer;

(b) By the Buyer, if the Seller has breached any representation, warranty, covenant or agreement contained in this Agreement and have not, in the case of a breach of a covenant or agreement, cured such breach within ten Business Days after written notice to the Seller (provided, that the Buyer is not then in material breach of the terms of this Agreement, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 12.1 or Section 12.2 hereof, as the case may be, will not be satisfied;

(c) By the Seller if the Buyer has breached any representation, warranty, covenant or agreement contained in this Agreement and has not, in the case of a breach of a covenant or agreement, cured such breach within ten Business Days after written notice to the Buyer (provided, that the Seller is not then in material breach of the terms of this Agreement, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 11.1 or Section 11.2 hereof, as the case may be, will not be satisfied;

(d) By the Seller or the Buyer if: (i) there shall be a final, non-appealable order of a federal or state court in effect preventing consummation of the transactions contemplated hereby; or (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity which would make consummation of the transactions contemplated hereby illegal; or

(e) By the Seller or the Buyer if the Closing shall not have been consummated by December 31, 2005, provided that the right to terminate this Agreement under this Section 13.1(e) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been both willful and the cause of, or resulted in, the failure of the Closing to occur on or before such date; and provided further that the right to terminate this Agreement under this Section 13.1(e) shall not be available if all the conditions to the obligations of the parties hereunder set forth in Sections 11 and 12 hereof have been satisfied or waived (other than those that cannot be satisfied or waived) and the parties are waiting for the Closing on the last day of the month as specified in Section 4 above.

SECTION 13.2 EFFECT OF TERMINATION.

     In the event of the termination of this Agreement as provided in Section
13.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Seller or the Buyer, or their respective officers, directors, stockholders, partners, option holders or other Persons under their control, except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, and provided that the provisions of Sections 8.6, 13 and 14 hereof shall remain in full force and effect and survive any termination of this Agreement.

SECTION 14. MISCELLANEOUS.

SECTION 14.1 SUCCESSORS AND ASSIGNS.

     No party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

SECTION 14.2 GOVERNING LAW, JURISDICTION.

     This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the conflict or choice of law rules thereof other than Section 5-1401 of the New York General Obligations Law. The parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of either the County of New York, State of New York or the United States of America for the Southern District of New York.

SECTION 14.3 EXPENSES.

     All of the fees, expenses and costs incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such fees, expenses and costs; provided that the Buyer shall pay any and all filing fees associated with any required filing pursuant to the HSR Act. The Seller shall at or prior to the Closing pay all fees and expenses of attorneys, brokers and auditors incurred by the Company in connection with the transactions contemplated by this Agreement.

SECTION 14.4 SEVERABILITY.

     In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

SECTION 14.5 NOTICES.

     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

         If to the Seller:

                  Level 3 Financing, Inc.
                  1025 Eldorado Blvd.
                  Broomfield, CO 80021
                  Attn:  General Counsel
                  Telecopy:  720-888-5127

         Copy to:

                  Willkie Farr & Gallagher LLP
                  787 Seventh Avenue
                  New York, New York 10019
                  Attn:  David K. Boston, Esq.
                  Telecopy: (212) 728-8111

         If to the Buyer:

                  Infocrossing, Inc.
                  2 Christie Heights Street
                  Leonia, NJ 07605
                  Attn: Nicholas J. Letizia, Esq.
                  Telecopy:  (201) 840-7126

         Copy to:

                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue
                  New York, New York 10166-0193
                  Attn:  Barbara L. Becker, Esq.
                  Telecopy:  (212) 351-6202

     Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

SECTION 14.6 AMENDMENTS; WAIVERS.

     This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

SECTION 14.7 PUBLIC ANNOUNCEMENTS.

     The parties agree that after the signing of this Agreement, the Seller shall not, and shall not permit the Company to, and the Buyer shall not, make any press release or public announcement concerning this transaction without the prior written approval of the other parties, unless a press release or public announcement is required by applicable law, regulation or requirement of any securities exchange. Before a party makes any such announcement or other disclosure required by law, regulation or requirement of any securities exchange, such party agrees to give the other parties prior notice and an opportunity to comment on the proposed disclosure.

SECTION 14.8 ENTIRE AGREEMENT.

     This Agreement and the Confidentiality Agreement contain the entire understanding among the parties hereto with respect to the transactions contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All Exhibits and schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement, as fully as though completely set forth herein.

SECTION 14.9 PARTIES IN INTEREST.

     Except as provided in Section 10, nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third persons to the Seller or the Buyer. Except as provided in Section 10, no provision of this Agreement shall give any third parties any right of subrogation or action over or against the Seller or the Buyer.

SECTION 14.10 SCHEDULED DISCLOSURES.

     Disclosure of any matter, fact or circumstance in a Schedule to this Agreement shall be deemed to be disclosure thereof for purposes of any other Schedule hereto for which applicability of such information is reasonably apparent on its face.

SECTION 14.11 SECTION AND PARAGRAPH HEADINGS; INTERPRETATION.

     The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any reference herein to any Person shall be construed to include such Person's successors and assigns, (b) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (c) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 14.12 COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

SECTION 14.13 ENFORCEMENT.

     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York State or federal court sitting in the Borough of Manhattan in the City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties further hereby waives
(a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                     SELLER:

                                     LEVEL 3 FINANCING, INC.



                                          By:  /s/ THOMAS C. STORTZ
                                               --------------------
                                               Name:  Thomas C. Stortz
                                               Title: Executive Vice President

                                     BUYER:

                                     INFOCROSSING, INC.



                                           By:  /s/ ZACH LONSTEIN
                                                -------------------
                                                Name:  Zach Lonstein
                                                Title: Chief Executive Officer